UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.
__________________________
SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
(Amendment No. )
__________________________

Filed by the Registrant    ☒    Filed by a Party other than the Registrant    ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12
OUTFRONT Media Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

90 Park Avenue, 9th Floor
New York, New York 10016

April 21, 2025

Dear Stockholder:

You are cordially invited to attend the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of OUTFRONT Media Inc. on June 3, 2025, at 10:00 a.m., Eastern Daylight Time. In order to provide expanded access, improved communication and cost savings for our stockholders, the Annual Meeting will again be a virtual meeting. You will be able to attend the Annual Meeting and vote and submit questions during the Annual Meeting via a live audio webcast by visiting www.virtualshareholdermeeting.com/OUT2025 and by following the procedures set forth in the proxy materials.

The matters expected to be acted upon at the meeting are described in detail in the accompanying Notice of Annual Meeting of Stockholders and proxy statement.

Your vote is important to us. Whether or not you plan to attend the Annual Meeting by webcast, we strongly urge you to cast your vote promptly. The enclosed materials contain instructions on how you can exercise your right to vote over the internet, by telephone or by mail.

Thank you for your continued support of OUTFRONT Media Inc.

Sincerely,

NICOLAS BRIEN
Interim Chief Executive Officer

90 Park Avenue, 9th Floor
New York, New York 10016

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To OUTFRONT Media Inc. Stockholders:

Notice is hereby given that the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of OUTFRONT Media Inc., a Maryland corporation (the “Company”), will be held on June 3, 2025, at 10:00 a.m., Eastern Daylight Time, via a live audio webcast located at www.virtualshareholdermeeting.com/OUT2025. The Annual Meeting will be held to consider and vote upon the following proposals:

1.To elect the director nominees named in the accompanying proxy statement, each to serve until the 2026 Annual Meeting of Stockholders and until his or her successor is duly elected and qualifies.
2.To ratify the appointment of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for fiscal year 2025.
3.To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers, as disclosed in the accompanying proxy statement.
4.To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

Only stockholders of record at the close of business on April 4, 2025 are entitled to notice of, and to vote at, the Annual Meeting or any postponement or adjournment thereof. Each stockholder of record is entitled to one vote for each share of common stock held at that time.

Your vote is important to us. You may cast your vote over the internet, by telephone, or by mail.

The proxy materials are first being made available to stockholders on or about April 21, 2025.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 3, 2025: the Company’s proxy statement and 2024 annual report to stockholders are available at www.proxyvote.com.

By Order of the Board of Directors,

LOUIS J. CAPOCASALE
Corporate Secretary
April 21, 2025

-i-

90 Park Avenue, 9th Floor
New York, New York 10016

PROXY STATEMENT

April 21, 2025

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

What are proxy materials?

OUTFRONT Media Inc., a Maryland corporation (the “Company,” “we,” “our” or “us”), made these proxy materials available to you via the internet or, upon your request, delivered printed versions of these proxy materials to you by mail in connection with the solicitation by the Board of Directors (the “Board” or “Board of Directors”) of the Company of proxies to be exercised at the Company’s 2025 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on June 3, 2025, at 10:00 a.m., Eastern Daylight Time, via a live audio webcast, and at any postponement or adjournment of the Annual Meeting. The Notice of Internet Availability of Proxy Materials, proxy statement and form of proxy are being distributed and made available on the internet on or about April 21, 2025, to all stockholders entitled to notice of, and to vote at, the Annual Meeting. As a stockholder, you are invited to attend the Annual Meeting via webcast and are requested to vote on the items of business described in this proxy statement. This proxy statement includes information that we are required to provide to you under the U.S. Securities and Exchange Commission (the “SEC”) rules, and is designed to assist you in voting your shares. The proxy materials include this proxy statement for the Annual Meeting, the Notice of Annual Meeting of Stockholders, an annual report to stockholders, including our Annual Report on Form 10-K for the year ended December 31, 2024, and the proxy card or a voting instruction form for the Annual Meeting.

Why did I receive a notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?

In accordance with the SEC rules, we may furnish proxy materials, including this proxy statement and our annual report, to our stockholders by providing access to such documents on the internet instead of mailing printed copies. Accordingly, we are sending the Notice of Internet Availability of Proxy Materials to our stockholders of record and beneficial owners as of the close of business on
April 4, 2025 (the “Record Date”) on or about April 21, 2025. Stockholders receiving a Notice of Internet Availability of Proxy Materials by mail will not receive a printed copy of proxy materials, unless they so request. Instead, the Notice of Internet Availability of Proxy Materials will instruct stockholders as to how they may access and review proxy materials on the internet. Stockholders who receive a Notice of Internet Availability of Proxy Materials by mail who would like to receive a printed copy of the Company’s proxy materials, including a proxy card or voting instruction form, should follow the instructions for requesting these materials included in the Notice of Internet Availability of Proxy Materials. Stockholders who currently receive printed copies of proxy materials who would like to receive future copies of these documents electronically instead of by mail should follow the instructions for requesting electronic delivery set forth in the proxy card, the form of which is included with this proxy statement.

I share an address with another stockholder. Why did we receive only one copy of the proxy materials and how may I obtain an additional copy of the proxy materials?

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy the delivery requirements for a Notice of Internet Availability of Proxy Materials or other Annual Meeting materials, including this proxy statement and the annual report to stockholders, with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other annual meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” is intended to provide extra convenience for stockholders and cost savings for companies.

A number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials, proxy statement or annual report of stockholders, as applicable, will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. If you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, proxy statement or annual report to stockholders, as applicable, please notify your broker if your shares are held in a brokerage account, or the Company’s Corporate Secretary at the address or telephone number below if you hold registered shares. If you have multiple accounts in your name or share an address with other stockholders, you may also request “householding” and authorize your broker to discontinue mailings of multiple copies of the Notice of

Internet Availability of Proxy Materials, proxy statement or annual report to stockholders, as applicable, by notifying your broker if your shares are held in a brokerage account, or the Company’s Corporate Secretary at the address or telephone number below if you hold registered shares. Upon request, we will deliver promptly a copy of the Notice of Internet Availability of Proxy Materials, proxy statement or annual report to stockholders, as applicable, to stockholders at a shared address to which a single copy of these documents was delivered. Stockholders can submit this request by contacting the Company’s Corporate Secretary, at OUTFRONT Media Inc., 90 Park Avenue, 9th Floor, New York, New York 10016, (212) 297-6400.

What items of business will be voted on at the Annual Meeting?

There are 3 proposals scheduled to be considered and voted on at the Annual Meeting:

•Proposal No. 1: The election of the director nominees named in this proxy statement, each to serve until the 2026 Annual Meeting of Stockholders and until his or her successor is duly elected and qualifies.

•Proposal No. 2: The ratification of the appointment of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for fiscal year 2025.

•Proposal No. 3: The approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers, as disclosed in this proxy statement.

How does the board of directors recommend I vote on these proposals?

•“FOR” election of each of the director nominees named in this proxy statement.

•“FOR” ratification of the appointment of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for fiscal year 2025.

•“FOR” approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers, as disclosed in this proxy statement.

Who is entitled to vote at the Annual Meeting?

Stockholders as of the close of business on the Record Date may vote at the Annual Meeting. As of the Record Date, there were 167,024,878 shares of our common stock, par value $0.01 per share (“common stock”), and 125,000 shares of our Series A Convertible Perpetual Preferred Stock, par value $0.01 per share (“Series A Preferred Stock”), outstanding. You are entitled to one vote for each share of common stock held by you as of the Record Date. At the Annual Meeting, each share of Series A Preferred Stock entitles the record holder of Series A Preferred Stock to 62.56102 votes per share, which is the number of votes equal to the largest number of whole shares of common stock into which each share of Series A Preferred Stock could be converted as of the Record Date. Thus, holders of shares of Series A Preferred Stock are entitled to an aggregate of 7,820,127 votes for each director nominee and on each other proposal considered and voted upon at the Annual Meeting, and will vote as a single class with the holders of our common stock at the Annual Meeting. Accordingly, the aggregate number of votes that may be cast by the holders of our common stock and our Series A Preferred Stock at the Annual Meeting, voting together as a single class, is 174,845,005 votes.

If your shares are registered directly in your name with our transfer agent, EQ Shareowner Services, you are considered the stockholder of record with respect to those shares, and the Notice of Internet Availability of Proxy Materials was provided to you directly. As the stockholder of record, you have the right to vote by proxy or to vote in person at the Annual Meeting by webcast.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and the Notice of Internet Availability of Proxy Materials was forwarded to you by your broker or nominee, who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting by webcast and may be eligible to vote their shares at the Annual Meeting using the procedures outlined by their broker or other nominee. Certain street name holders may be required to follow broker’s procedures for obtaining a “legal proxy,” which may take several days to obtain. The material from your broker, bank or other nominee will include a voting instruction form or other document by which you may instruct your broker, bank or other nominee how to vote your shares.

A quorum is required for our stockholders to conduct business at the Annual Meeting. Under the Company’s Amended and Restated Bylaws (the “Bylaws”), the presence, in person or by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting on any matter will constitute a quorum at the Annual Meeting.

Dissenters’ rights are not applicable to any of the matters being voted upon at the Annual Meeting.

What votes are required with respect to each proposal?

Proposal No. 1, the director nominees will be elected by the affirmative vote of a majority of the votes cast with regard to each such nominee, which means that the number of votes “for” each nominee must exceed the number of votes “against” such nominee.

Proposal No. 2, the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2025, requires the affirmative vote of a majority of the votes cast on the matter, which means that the number of votes “for” the proposal must exceed the number of votes “against” the proposal.

Proposal No. 3, the non-binding advisory vote to approve the compensation of the Company’s named executive officers, as disclosed in this proxy statement, requires the affirmative vote of a majority of the votes cast on the matter, which means that the number of votes “for” the proposal must exceed the number of votes “against” the proposal. As an advisory vote, this proposal is not binding. However, the Board will consider the outcome of the vote when making future compensation decisions for our named executive officers.

How are votes counted?

With respect to each of Proposals Nos. 1, 2 and 3 you may vote “for”, “against” or “abstain” from voting on any such proposal.

A broker non-vote occurs when there are both routine and non-routine matters on the proxy card and shares held by a broker are not voted with respect to a particular proposal because the broker does not have discretionary authority to vote on the matter and has not received voting instructions from the beneficial owner of such shares. If your broker holds your shares in its name and you do not instruct your broker how to vote, your broker will only have discretion to vote your shares on “routine” matters. Where a proposal is not “routine,” a broker who has received no instructions from its clients does not have discretion to vote its clients’ uninstructed shares on that proposal. At the Annual Meeting, only Proposal No. 2, the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2025, is considered a routine matter. Your broker will therefore not have discretion to vote on Proposals Nos. 1 and 3, but will have discretion to vote on Proposal No. 2. Thus, if you do not provide voting instructions and your broker exercises its discretionary authority to vote your shares on Proposal No. 2, there will be corresponding broker non-votes on Proposals Nos. 1 and 3.

Pursuant to Maryland law, abstentions and broker non-votes are counted as present for purposes of determining the presence of a quorum. For purposes of Proposals Nos. 1, 2 and 3, abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote.

If any nominee for director in an uncontested election receives a greater number of “against” votes than votes “for” his or her election (a “Majority Against Vote”), the nominee has not received the requisite votes needed to be elected to the Board, and accordingly, the Company’s Corporate Governance Guidelines require that such incumbent director nominee promptly tender a written offer of resignation to the Chairman of the Board. The Nominating and Governance Committee of the Board (the “Nominating and Governance Committee”) will promptly consider the director’s offer of resignation and recommend to the Board whether to accept the tendered resignation or to take some other action, such as rejecting the tendered resignation and addressing the apparent underlying causes of the Majority Against Vote. In making this recommendation, the Nominating and Governance Committee will consider all factors deemed relevant by its members, including, without limitation, the stated reason or reasons why the stockholders voted “against” the election of the applicable director (if ascertainable), the qualifications of the director whose resignation has been tendered, the director’s contributions to the Company, the overall composition of the Board and whether by accepting such resignation, the Company will no longer be in compliance with any applicable law, rule, regulation or governing document (including the New York Stock Exchange (“NYSE”) listing standards, federal securities laws or the Company’s Corporate Governance Guidelines), and whether or not accepting the resignation is in the best interests of the Company and its stockholders. The Board will act on the Nominating and Governance Committee’s recommendation within 90 days following certification of the stockholder vote. In considering the Nominating and Governance Committee’s recommendation, the Board will consider the information, factors, and alternatives considered by the Nominating and Governance Committee and such additional information, factors and alternatives as the Board believes to be relevant. Following the Board’s decision, the Company will publicly disclose the Board’s decision. The director who tenders his or her offer of resignation will not participate in the decisions of the Nominating and Governance Committee or the Board that concern the resignation.

How can I attend and vote at the Annual Meeting?

The Annual Meeting will be a virtual meeting of stockholders, as it was last year. You will be able to attend and vote and submit questions during the Annual Meeting via a live audio webcast by visiting www.virtualshareholdermeeting.com/OUT2025, which will begin on June 3, 2025 at 10:00 a.m., Eastern Daylight Time. The rules of conduct for the Annual Meeting will be available on www.virtualshareholdermeeting.com/OUT2025 during the Annual Meeting.

Stockholders will need their unique 16-digit control number, which appears on the Notice of Internet Availability of Proxy Materials or your proxy card that accompanied the proxy materials, or which may be included in the materials forwarded to you by your broker or other nominee.  In the event that you do not have a control number, please contact your broker or other nominee as soon as possible and no later than Tuesday, May 20, 2025, so that you can be provided with a control number and gain access to the virtual Annual Meeting.

Online access to the audio webcast will open approximately 15 minutes prior to the start of the Annual Meeting to allow time for you to log in and test the computer audio system.  We encourage our stockholders to access the Annual Meeting prior to the start time. If you require technical support, please call the technical support numbers available on the stockholders login page, which is available 15 minutes prior to the start of the Annual Meeting through the conclusion of the Annual Meeting.

How can I vote my shares without attending the Annual Meeting?

If you are a stockholder of record, you may authorize a proxy to vote your shares. Specifically, you may authorize a proxy to vote:

By Internet—If you have internet access, you may submit your proxy by going to www.proxyvote.com and following the instructions on how to complete an electronic proxy card. You will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials or your proxy card in order to authorize a proxy to vote by internet. Internet voting is available until 11:59 p.m., Eastern Daylight Time, on June 2, 2025.

By Telephone—If you have access to a touch-tone telephone, you may submit your proxy by calling the telephone number specified on your Notice of Internet Availability of Proxy Materials or your proxy card and by following the recorded instructions. You will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials or your proxy card in order to authorize a proxy to vote by telephone. Telephone voting is available until 11:59 p.m., Eastern Daylight Time, on June 2, 2025.

By Mail—You may authorize a proxy to vote by mail by requesting a proxy card from us, indicating your vote by completing, signing and dating the card where indicated and by mailing or otherwise returning the card in the envelope that will be provided to you. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), indicate your name and title or capacity. If you sign and submit your proxy card without voting instructions, your shares will be voted “FOR” each director nominee named in this proxy statement with respect to Proposal No. 1, and “FOR” Proposals Nos. 2 and 3 as recommended by the Board, and in accordance with the discretion of the holders of the proxy with respect to any other matter that may properly come before the Annual Meeting or any postponement or adjournment thereof.

If you hold your shares in street name, you may also submit voting instructions to your broker, bank or other nominee. In most instances, you will be able to do this over the internet, by telephone or by mail. Please refer to information from your bank, broker, or other nominee on how to submit voting instructions.

How do I change or revoke my proxy?

You may change your vote and revoke your proxy at any time prior to the vote at the Annual Meeting. If you are the stockholder of record, a proxy may be revoked by a writing delivered to the Company’s Corporate Secretary, at OUTFRONT Media Inc., 90 Park Avenue, 9th Floor, New York, New York 10016, stating that the proxy is revoked, by a subsequent proxy that is signed by the person who signed the earlier proxy and is delivered before or at the Annual Meeting, by authorizing a new proxy to vote on a later date on the internet or by telephone (only your latest internet or telephone proxy submitted prior to the Annual Meeting will be counted), or by attendance at the Annual Meeting and voting in person via webcast. Attendance alone, without voting, will not be sufficient to revoke a previously authorized proxy. If your shares are held in street name, you may change your vote by submitting new voting instructions to your broker, bank or other nominee following the instructions it has provided, or, if you have obtained a “legal proxy” from your broker or nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person via webcast.

Who will count the vote?

A representative of IOE Services Inc. will serve as the inspector of election for the Annual Meeting and will tabulate the votes.

Who will pay for the cost of this proxy solicitation?

The Company will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by our directors, officers or employees in person or by mail, telephone, facsimile, electronic transmission or other means. Our directors, officers and employees do not receive additional compensation for soliciting proxies. Brokers, banks and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses. We have also engaged MacKenzie Partners, Inc. to serve as our proxy solicitor for the Annual Meeting at a fee of $12,000, plus reimbursement of reasonable expenses. MacKenzie Partners, Inc. will, among other things, provide advice relating to the content of solicitation materials, solicit banks, brokers, nominees and institutional investors to determine voting instructions, and monitor voting.

Whom should I contact if I have questions about the Annual Meeting?

If you have any additional questions about the Annual Meeting, how to vote via webcast or otherwise, please contact our proxy solicitor, MacKenzie Partners, Inc., at (800) 322-2885 (toll-free) or (212) 929-5500 (international callers). Please contact our Investor Relations Department, at investor@outfront.com, for other inquiries.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Executive Officers

The following table sets forth information as of April 1, 2025 regarding the individuals who serve as our executive officers excluding Mr. Brien’s biographical information. Mr. Brien’s biographical information can be found in the section entitled “—Board of Directors” below.

Name	Age	Position
Nicolas Brien	63	Interim Chief Executive Officer and Director
Matthew Siegel	62	Executive Vice President, Chief Financial Officer
Richard H. Sauer	67	Executive Vice President, General Counsel
Jodi Senese	66	Executive Vice President, Chief Marketing Officer
Nancy Tostanoski	61	Executive Vice President, Chief Human Resources Officer

None of our executive officers is related to each other or any director of the Company by blood, marriage or adoption.

Matthew Siegel has served as the Company’s Executive Vice President, Chief Financial Officer since June 2018. Prior to that, Mr. Siegel served as Executive Vice President and Chief Financial Officer of CBS Radio Inc. from November 2016 to November 2017.  Before that, Mr. Siegel served as Co-Chief Financial Officer, Senior Vice President and Treasurer of Time Warner Cable Inc. from 2015 to 2016, and as Senior Vice President and Treasurer of Time Warner Cable Inc. from 2008 to 2015.  Previously, he served as Vice President and Assistant Treasurer of Time Warner Inc. from 2001 to 2008.

Richard H. Sauer has served as the Company’s Executive Vice President, General Counsel since December 2006. He served as the Company’s Corporate Secretary from March 2014 to June 2017. Prior to that, he was a partner at the law firm Duane Morris LLP and, before that, a partner at the law firm Jones Day.

Jodi Senese has served as the Company’s Executive Vice President, Chief Marketing Officer since April 2013. Prior to that, she served as the Company’s Executive Vice President, Marketing from 2001 to 2013, overseeing all aspects of marketing, public relations, research and creative services, as well as the development of new business strategies for the Company. Previously, she served as Executive Vice President, Marketing at TDI Worldwide Inc. (which was later acquired by the Company) from 1990 to 2001. Before that, she served as Vice President, Marketing at Gannett Outdoor (which was later acquired by the Company) from 1988 to 1990. Ms. Senese began her career in sales at New York Subways Advertising Company (which was later acquired by the Company) in 1981. She served as Chairwoman of the Outdoor Advertising Association of America Marketing Committee from 2009 through 2013. Ms. Senese currently serves on the board of directors of Geopath, Inc.

Nancy Tostanoski has served as the Company’s Executive Vice President, Chief Human Resources Officer since February 2015. Prior to that she served as the Company’s Senior Vice President, Human Resources from May 2014 to February 2015. Ms. Tostanoski also served as Vice President, Global Compensation and Benefits at PVH Corp. (formerly known as The Warnaco Group, Inc.) from 2010 to 2013, where she was responsible for global compensation, benefits and performance management for the publicly-held branded apparel company. From 2007 to 2010, Ms. Tostanoski served as Vice President, Global Compensation, Benefits and Shared Services at Reader’s Digest Association, Inc., where she was responsible for global compensation, benefits and U.S. shared services for the privately-held publishing and media company.

Board of Directors

Our business and affairs are managed under the direction of the Board. The Company’s Charter (the “Charter”) provides that the number of directors on the Board is fixed exclusively by the Board pursuant to our Bylaws, but may not be fewer than the minimum required by Maryland law, which is currently one. The Bylaws provide that the Board will consist of not less than one and not more than 15 directors. The Board currently consists of seven directors. See “—Election of Directors.” During 2024, the Board held seven meetings and acted by unanimous written consent two times. In addition, a special committee of the Board held two meetings. Each director attended at least 75% of (1) the total number of meetings of the Board held during the period that such incumbent director has been a director and (2) the total number of meetings held by all committees of the Board on which such director served during the periods that such director served during 2024. In addition to Board and committee meetings, directors are invited and expected to attend the Annual Meeting. All directors then serving attended the Company’s 2024 Annual Meeting of Stockholders.

In accordance with the NYSE listing standards, the non-management and independent directors meet separately in executive sessions, without directors who are Company employees, at least two times each year, and at such other times as they deem appropriate. During 2024, the Company’s non-management and independent directors met in executive session eight times, and the Lead Independent Director presided at all of the executive sessions except for one.

The following table sets forth information as of April 1, 2025 regarding individuals who serve as members of the Board.

Name	Age	Position
Nicolas Brien	63	Interim Chief Executive Officer and Director
Angela Courtin	51	Director
Manuel A. Diaz	70	Director
Michael J. Dominguez	55	Chairman and Director
Peter Mathes	72	Director
Susan M. Tolson	63	Director
Joseph H. Wender*	80	Director

*Lead Independent Director

None of our directors is related to each other or any executive officer of the Company by blood, marriage or adoption.

The Board believes that all of the directors are highly qualified and have specific employment and leadership experiences, qualifications, and skills that qualify them for service on the Board. The specific experiences, qualifications and skills that the Board considered in determining that such person should serve as a director are included in their biographies and also summarized in the following table:

NICOLAS BRIEN	ANGELA COURTIN	MANUEL A. DIAZ	MICHAEL J. DOMINGUEZ	PETER MATHES	SUSAN M. TOLSON	JOSEPH H. WENDER
QUALIFICATION AND EXPERIENCE							
BOARD TENURE Served less than 10 years on the Board.		X		X			
FINANCIAL EXPERIENCE Possesses the background, knowledge, and experience to provide the Company with valuable insight in overseeing its finances.			X	X	X	X	X
GOVERNMENTAL AND REGULATORY EXPERIENCE Has experience working closely with government officials at a local, state or federal level, and knowledge of regulatory issues, government relations and public policy.			X				
INDEPENDENCE Satisfies the independence requirements of the NYSE and the SEC.		X	X	X	X	X	X
INDUSTRY EXPERIENCE Has expertise in the advertising industry and knowledge of key customers and risks associated with the advertising industry.	X	X		X	X		
MARKETING EXPERIENCE Has experience with business-to-business brand marketing in a global organization.	X	X			X		
PUBLIC COMPANY BOARD EXPERIENCE Has demonstrable grasp of modern board practice and principles, and the ability and business acumen to debate and address critical board-level issues.		X		X		X	X
SENIOR LEADERSHIP EXPERIENCE Has a proven track record as a business leader and manager, and is an independent thinker with appropriate stature and style.	X	X	X	X	X	X	X
DEMOGRAPHICS							
GENDER							
Male	X		X	X	X		X
Female		X				X	
RACE/ETHNICITY							
African American or Black							
Alaskan Native or American Indian							
Asian							
Hispanic or Latino			X				
Native Hawaiian or Pacific Islander							
White	X	X		X	X	X	X
LGBTQ+		X

Nicolas Brien Member since 2014 Interim Chief Executive Officer and Director

Mr. Brien has served on the Board since October 2014 and as the Company’s Interim Chief Executive Officer since February 2025. Mr. Brien has held senior leadership roles at some of the most influential global organizations in the advertising, media, advertising technology and digital marketing industries, where he was responsible for leading the organizations through periods of rapid expansion and change. He served as Chief Executive Officer of Enthusiast Gaming Holdings Inc., a gaming media and entertainment company, from March 2023 to January 2024. Previously, he served as Chief Executive Officer of Amobee, Inc., an advertising technology company, from July 2021 to October 2022. He served as Chief Executive Officer, the Americas and U.S., of Dentsu Aegis Network Ltd., one of the world’s largest advertising, media and digital marketing agencies, from August 2017 to December 2019, and as a consultant to Dentsu Aegis Network Ltd. from January 2020 to March 2020. He also served as the Chief Executive Officer of iCrossing, a subsidiary of Hearst Corporation, and as President of Hearst Magazines Marketing Services, a division of Hearst Corporation, from March 2015 to July 2017. Prior to that, he served as Chairman and Chief Executive Officer of McCann Worldgroup from April 2010 through November 2012, and as Chief Executive Officer of IPG Mediabrands from 2008 to 2010. Mr. Brien also served as Chief Executive Officer of Universal McCann from 2005 to 2008. We believe Mr. Brien is qualified to serve as a member of the Board because with over 30 years of experience in the advertising, media and marketing industry, Mr. Brien brings to the Board a unique cross-disciplinary perspective, extensive operational experience and expertise working with world-class brands.

Angela Courtin Member since 2017 Independent Director

Ms. Courtin has served on the Board since April 2017. She has served as Vice President of the Americas and Brand Marketing at YouTube since February 2023, and as Global Head of YouTube TV and Originals Marketing from July 2017 to February 2023. She served as the Chief Marketing Officer of Fox Broadcasting Company from August 2015 to March 2017. Prior to that, she served as Chief Marketing Officer of Relativity Media LLC from July 2014 to July 2015. In July 2015, Relativity Media LLC filed for reorganization under bankruptcy laws after failing to make required loan payments, and subsequently exited bankruptcy in April 2016. Ms. Courtin also served as President of Dentsu Aegis Network Ltd. from August 2013 to July 2014 and President of The Story Lab from July 2012 to January 2014. Ms. Courtin also served in different roles at Aegis Media, including as the Chief Content Officer from August 2012 to August 2013, and Executive Vice President, Content & Convergence from March 2011 to July 2012. Ms. Courtin served on the board of directors of Vapor Corp. (now known as Healthier Choices Management Corp.) from April 2014 to June 2015. We believe Ms. Courtin is qualified to serve as a member of the Board because with over 20 years of experience in the advertising, media and marketing industry, Ms. Courtin brings to the Board a knowledgeable perspective on the impact advertising, marketing and media have in the digital world.

Manuel A. Diaz Member since 2014 Independent Director

Mr. Diaz has served on the Board since August 2014. He also serves and has served on a number of private company and not-for-profit boards. Mr. Diaz served as the chair of the Florida Democratic Party from January 2021 to January 2023. He also served as a senior partner at the law firm Lydecker LLP (formerly Lydecker Diaz, LLP) from 2010 to 2021. Prior to that, Mr. Diaz served as the Mayor of the City of Miami from 2001 to 2009, and as president of the United States Conference of Mayors from 2008 to 2009. We believe Mr. Diaz is qualified to serve as a member of the Board because with over 30 years of combined public service and legal experience, Mr. Diaz brings to the Board a unique perspective on our governmental relationships and the impact we have on the local markets we serve.

Michael J. Dominguez Member since 2020 Chairman and Independent Director

Michael J. Dominguez has served on the Board since June 2020 and as the Chairman of the Board since February 2025. He has served as Chief Investment Officer and as a Senior Managing Director of Providence Equity Partners L.L.C since March 2021, as a Managing Director of Providence Equity Partners L.L.C. from January 2006 to March 2021, and in various other roles at Providence Equity Partners L.L.C. since July 1998. Prior to that, Mr. Dominguez worked at Salomon Smith Barney in corporate finance, and held positions with Morgan Stanley and as a senior consultant at Andersen Consulting. Mr. Dominguez served on the board of directors of CDW Corporation from October 2007 to June 2016. He has also served on, and is a current member of, the boards of directors of numerous private companies. We believe Mr. Dominguez is qualified to serve as a member of the Board because with over 25 years of experience in finance covering the media and communications industries as an investor, partner and director, Mr. Dominguez brings to the Board a thorough knowledge of public company financial reporting, corporate finance, strategic planning and corporate governance matters.

Peter Mathes Member since 2014 Independent Director

Mr. Mathes has served on the Board since March 2014. Mr. Mathes served as the Chairman and Chief Executive Officer of AsianMedia Group LLC from 2004 to September 2011. Prior to that, he served in various managerial roles, beginning in 1982 at Chris Craft/United Television Group, where he served as Executive Vice President from 1998 to 2001. We believe Mr. Mathes is qualified to serve as a member of the Board because with over 30 years of combined experience in developing, acquiring and overseeing television stations and managing local and national advertising sales, Mr. Mathes brings to the Board expertise in local and national advertising strategy and development.

Susan M. Tolson Member since 2014 Independent Director

Ms. Tolson has served on the Board since August 2014. She served as an analyst and portfolio manager at Capital Research Company for over 20 years. Prior to that, Ms. Tolson spent two years with Aetna Investment Management Company. Ms. Tolson currently serves on the board of directors and chairs the audit committee of Take-Two Interactive Software, Inc. Ms. Tolson also served on the board of directors and the audit committee of Worldline E-Payment Services from May 2014 to June 2023, and on the board of directors of Lagardere Groupe from May 2011 to June 2021. We believe Ms. Tolson is qualified to serve as a member of the Board because with extensive experience in the media industry, in investment management and in public company board service, Ms. Tolson provides the Board with a skilled advisor on strategic developments in our industry, as well as corporate finance and corporate governance matters.

Joseph H. Wender Member since 2014 Lead Independent Director

Mr. Wender has served on the Board since March 2014, and has served as Lead Independent Director since February 2015. He has served as an Advisory Director and as a Senior Consultant to Goldman Sachs & Co. LLC since January 2008. He began with Goldman Sachs & Co. LLC in 1971 and became General Partner of the firm in 1982, at which time he headed the Financial Institutions Group for over a decade. Mr. Wender also currently serves as a director as well as on the finance, compensation and nominating, governance and review committees of Ionis Pharmaceuticals, Inc. Mr. Wender served as a director of Grandpoint Capital, a bank holding company from January 2008 to June 2018 and as an Independent Trustee of the Schwab Family of Funds until December 2018. We believe Mr. Wender is qualified to serve as a member of the Board because with over 40 years of investment banking experience and his service on other boards, Mr. Wender brings to the Board a broad and deep understanding of public company financial reporting, corporate finance and strategic transactions.

Election of Directors

At the Annual Meeting, at the recommendation of the Board, six of our current members of the Board, Messrs. Brien, Diaz, Dominguez and Mathes and Mses. Courtin and Tolson, will stand for election and, if elected, such directors will serve until the 2026 Annual Meeting of Stockholders and until their respective successors are duly elected and qualify. As previously disclosed, on April 16, 2025, Mr. Wender informed the Company that he will retire and not stand for reelection at the Annual Meeting. Accordingly, Mr. Wender will retire as a director at the expiration of his term, effective as of the date of the Annual Meeting.

For information regarding the applicable voting standards for the election of directors and the Company’s director resignation policy, see the section entitled “General Information About the Annual Meeting and Voting.”

Director Nominations Process

The Nominating and Governance Committee is responsible for reviewing and making recommendations to the Board regarding nominations of candidates for election as a director of the Company. The Nominating and Governance Committee works with the Board to annually review the composition of the Board in light of the characteristics of independence, diversity, skills, experience, availability of service to the Company, tenure of incumbent directors on the Board and the Board’s anticipated needs. The Nominating and Governance Committee will recommend director candidates to the Board in accordance with the criteria, policies and principles set forth in the Company’s Corporate Governance Guidelines.

In accordance with the Company’s Corporate Governance Guidelines, in evaluating the suitability of individual Board members, the Nominating and Governance Committee takes into account all relevant factors, including, but not limited to, the individual’s accomplishments in his or her professional background, current or former leadership positions held by the individual, whether the individual is able to make independent, analytical inquiries and exhibit practical wisdom and mature judgment, and other directorships held by the individual. Directors of the Company are also expected to possess the highest personal and professional ethics, integrity and values and be committed to promoting the long-term interests of the Company and its stockholders. As part of its review, the Nominating and Governance Committee also considers self-identified diversity characteristics. Distinguished contributors to governmental and not-for-profit organizations also serve on the Board. Additionally, multiple industries are represented on the Board, including law, advertising, media and marketing, investment management and banking. After taking all of these considerations into account, the Nominating and Governance Committee determined to recommend to the Board that Messrs. Brien, Diaz, Dominguez and Mathes and Mses. Courtin and Tolson be nominated to stand for election at the Annual Meeting.

An eligible stockholder or group of stockholders that wants to nominate individuals for election to the Board for inclusion in the Company’s proxy statement pursuant to the proxy access provisions in the Bylaws, to nominate individuals for election to the Board pursuant to the advance notice provisions in the Bylaws, or recommend a candidate for consideration by the Board, must send a written notice to the Company’s Corporate Secretary at OUTFRONT Media Inc., 90 Park Avenue, 9th Floor, New York, New York 10016 and follow the requirements set forth in the Bylaws. See “Stockholder Proposals for the 2026 Annual Meeting of Stockholders.” The Company’s Corporate Secretary will review the information received about the stockholder candidate recommended for consideration and determine whether such person meets the qualifications for the Company’s directors set forth in the Company’s Corporate Governance Guidelines and satisfies the requirements of the Bylaws, as applicable. If all applicable requirements are met, the information on the stockholder candidate will then be forwarded to the Chair of the Nominating and Governance Committee, who will present the information on the stockholder candidate to the entire Nominating and Governance Committee. Director candidates recommended by stockholders will be considered by the Board in the same manner as any other candidate put forth by the Board. The Company’s Corporate Secretary will report to the Nominating and Governance Committee and the Board annually on any stockholder candidates not recommended to the Board. A copy of the Company’s Corporate Governance Guidelines is available in the Investor Relations section of our website at www.outfront.com.

Board and Committee Self-Evaluations

Pursuant to the Company’s Corporate Governance Guidelines and the NYSE listing standards, the Board and its committees each conduct a self-evaluation annually. Our processes enable directors to provide anonymous and confidential feedback and the directors’ responses are summarized in reports by the Corporate Secretary or a third-party facilitator, as applicable, and then reviewed by the Chairman, the Lead Independent Director and the respective chairs of the committees. The feedback is discussed at the Board and committee meetings and changes in practices or procedures are considered and implemented, as appropriate. The Board finds that this process generates robust comments, and provides the Board the opportunity to make changes designed to increase Board effectiveness and efficiency.

The Nominating and Governance Committee regularly reviews the format of the self-evaluation process, including whether to utilize a third-party facilitator, to ensure that actionable feedback is solicited on the operation and effectiveness of the Board and its committees. In 2024, the self-evaluation process was conducted by a third-party facilitator, at the direction of the Chair of the Nominating and Governance Committee in the manner described above, and directors provided feedback on questionnaires regarding various matters, including, but not limited to, Board composition and structure, meetings and materials, access to management and resources, director education, technology and environmental, social and corporate governance (“ESG”) matters, which were considered and addressed, as appropriate. In addition to the formal self-evaluation process, the Chairman, Lead Independent Director and independent directors and senior members of management have informal discussions throughout the year about the function, processes, procedures and responsibilities of the Board.

Director Independence

In accordance with the NYSE listing standards and the Company’s Corporate Governance Guidelines, the Board makes an annual determination as to the independence of the directors and director nominees. The Board also makes interim determinations as to the independence of the directors and director nominees throughout the year, as appropriate. A director or director nominee is not deemed independent unless the Board affirmatively determines that such director or director nominee has no material relationship with the Company, directly or as an officer, stockholder or partner of an organization that has a relationship with the Company. In its assessment, the Board reviews (i) all criteria for independence established by the Company’s Corporate Governance Guidelines, the NYSE listing standards and other governing laws and regulations and (ii) all relevant facts and circumstances, not merely from the director’s standpoint, but from that of the persons or organizations with which the director has an affiliation, including, but not limited to, the frequency of any services provided to or by the Company, whether the services are being carried out at arm’s length in the ordinary course of business and whether the services are being provided substantially on the same terms to the Company as those prevailing at the time from unrelated parties for comparable transactions. Material relationships can include any commercial, banking, consulting, legal, accounting, charitable or other business relationships between a director or director nominee and the Company. In addition, the Board annually consults with the Company’s external legal counsel to ensure that the Board’s determinations are consistent with all relevant securities laws and other applicable laws and regulations regarding the definition of “independent director,” including, but not limited to, those set forth in the NYSE listing standards.

In assessing the independence of Ms. Courtin, the Board considered the purchase, directly or indirectly, of out-of-home advertising from the Company by Ms. Courtin’s current employer. The Board noted that payments made to the Company were primarily by agencies contracted by Ms. Courtin’s employer (without influence by, or remuneration to, Ms. Courtin), and any such payments did not exceed the relevant percentage of her employer’s consolidated gross revenues set forth in the NYSE listing standards. In addition, the Board also noted that Ms. Courtin is not responsible for making any purchasing decisions regarding out-of-home advertising on behalf of her employer.

In assessing the independence of Mr. Dominguez, the Board considered Mr. Dominguez’s employment as Chief Investment Officer and as a Managing Director at Providence Equity Partners L.L.C. (“Providence”), (i) whose affiliates beneficially own 17,313,813 shares of our common stock as of April 1, 2025, and (ii) whose affiliate (the “Providence Affiliate”) entered into a billboard agreement with an affiliate of the Company (the “Company Affiliate”) in January 2023, pursuant to which the Company Affiliate has agreed to exclusively market, license and make advertising space available on certain outdoor advertising assets purchased by the Providence Affiliate. The

Board noted that Mr. Dominguez is not an employee of the Providence Affiliate and no payments relating to this transaction will be made between the Company and Providence.

In February 2025, the Nominating and Governance Committee undertook its annual review of director independence and, in consultation with external legal counsel and considering the relationships discussed above, made a recommendation to the Board regarding director independence. As a result of this review, the Board affirmatively determined that six of our current directors, Messrs. Diaz, Dominguez, Mathes and Wender and Mses. Courtin and Tolson, are “independent directors” under the Company’s Corporate Governance Guidelines and the NYSE listing standards. Effective February 10, 2025, Mr. Brien became the Company’s Interim Chief Executive Officer and accordingly ceased to be an “independent director” under the Company’s Corporate Governance Guidelines and the NYSE listing standards.

Board Leadership Structure

The Board recognizes that one of its key responsibilities is to evaluate and determine the Company’s optimal leadership structure so as to provide independent oversight of the Company’s management. The Board leadership structure is currently comprised of (1) a non-executive Chairman of the Board, (2) a Lead Independent Director, and (3) an independent Chair for each of our three standing Board committees described below. Regularly, the Nominating and Governance Committee and the Board review the Company’s leadership structure to ensure the interests of the Company and its stockholders are best served. The Board, with the assistance of the Nominating and Governance Committee, has determined that the Company’s current leadership structure provides the appropriate balance between the authority of those who oversee the Company and those who manage it on a day-to-day basis. As the circumstances change, the optimal leadership structure may change as well.

Nicolas Brien, a current member of the Board, serves as the Company’s Interim Chief Executive Officer where he manages the day-to-day operations of the Company and oversees the execution of the Company’s strategy while the Board considers him alongside other candidates in its search for a permanent Chief Executive Officer. Mr. Brien has held senior leadership roles at some of the most influential global organizations in the advertising, media, advertising technology and digital marketing industries.

Michael J. Dominguez, a current member of the Board, serves as the Chairman of the Board. Mr. Dominguez has over 25 years of experience in finance, and a thorough knowledge of public company financial reporting, corporate finance, strategic planning and corporate governance matters. The Chairman of the Board presides at all meetings of the stockholders and of the Board, and performs such other duties, and exercises such powers, as from time to time are prescribed in the Bylaws and the Company’s Corporate Governance Guidelines.

Our current Lead Independent Director, Joseph H. Wender, works collaboratively with the Board and the Company’s management team, while providing strong independent oversight. The Lead Independent Director is elected by a majority of our independent directors to serve for a one-year term at the pleasure of the Board. As described in the Company’s Corporate Governance Guidelines, the Lead Independent Director has broad responsibility and authority, including, but not limited to:

•presiding at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors;

•calling meetings of independent directors;

•serving as the principal liaison among the Chairman, any other non-independent directors and the independent directors to facilitate discussion of issues discussed in the executive sessions and to ensure the flow of information;

•collaborating with the Chairman on meeting schedules, agendas and materials for the Board;

•being available, if requested, for consultation and direct communication with stockholders and proxy advisory firms;

•retaining outside advisors and consultants who report directly to the Board on Board-wide issues; and

•leading the performance assessment of the Interim Chief Executive Officer and, in collaboration with the Nominating and Governance Committee, the Board’s self-assessment.

In addition to the above responsibilities and Mr. Wender’s service as a member of the Board, Mr. Wender has over the past year performed additional duties, including regularly communicating with the current and previous Chairman, independent directors and senior members of management between Board meetings and after executive sessions to provide feedback from the independent directors on a variety of matters. As discussed above, Mr. Wender will retire as a director at the expiration of his term, effective as of the date of the Annual Meeting. Given the Board currently separates the roles of the Company’s Interim Chief Executive Officer and the Chairman of the Board (and the Chairman of the Board is an independent director), we do not currently expect the Board to elect a new Lead Independent Director at the Annual Meeting. However, the Board may elect a new Lead Independent Director in the future as it searches for new directors.

Board Risk Oversight

The Board has overall responsibility for the oversight of the Company’s risk management process. The Board carries out its oversight responsibility directly and through the delegation to its committees of responsibilities related to the oversight of certain risks, as follows:

•The Audit Committee of the Board (the “Audit Committee”), as part of its oversight role, is responsible for reviewing with management, the internal auditor and the independent auditor, the effectiveness of the Company’s internal control over financial reporting, disclosure controls and procedures and risk management procedures related to, among other things, the Company’s financial condition, the independent auditor, market and industry conditions, legal, compliance and regulatory requirements, and information security, cybersecurity and compliance programs.

•The Compensation Committee of the Board (the “Compensation Committee”) monitors risks associated with the design, administration and effectiveness of the Company’s compensation programs, including its performance-based compensation, to promote an environment which does not encourage unnecessary and excessive risk-taking by the Company’s employees. See “Executive Compensation—Compensation Discussion and Analysis—Compensation Risk Assessment.”

•The Nominating and Governance Committee assesses risk as it relates to monitoring developments in law and practice with respect to the Company’s ESG processes and disclosures, the independence and structure of the Board, and reviewing related person transactions.

Each of these committees reports regularly to the Board on these risk-related matters. The Board and its committees also receive regular reports from management that include matters affecting the Company’s strategies and risk profile, including, among other things:

•reports from the Interim Chief Executive Officer and other senior members of management on the Company’s operational strategies and risks;

•reports from the Chief Financial Officer on credit and liquidity risks and on the integrity of internal audit control over financial reporting;

•reports from the General Counsel on legal risks and material legal proceedings;

•reports from the Chief Human Resources Officer on human capital risks, including diversity, equity and inclusion matters; and

•reports from the Chief Technology Officer, Chief Information Officer and Chief Information Security Officer (with input from the Company’s Chief Privacy Officer, as appropriate) on the Company’s information security and cybersecurity risks, compliance and protections.

In addition, the Company has an enterprise risk management program that seeks to identify and manage risks throughout the Company by having its Chief Financial Officer meet with members of each of the Company’s various departments annually to solicit feedback regarding risks affecting the Company. Based on these meetings, the Company’s Chief Financial Officer generates a risk assessment report that is presented to the Board. Further, since assessing risk is an ongoing process and integral to the Company’s strategic decisions, the Board discusses risk throughout the year at its meetings in relation to long-term and short-term business goals and actions, including with management at an annual strategy meeting. Outside of formal meetings, Board members have regular access to our executive officers and management. The Company believes that the above reporting processes collectively provide the Board with integrated insight into the Company’s management of its risks.

The Company also has an incident response plan that sets forth the processes for addressing the aftermath and associated risks of an extraordinary event or incident, such as a cybersecurity incident or health emergency like a pandemic, affecting the Company and/or its personnel. The incident response plan is tested at least annually by the Company and the results of the test are reported to the Audit Committee and the Board by the Company’s Chief Financial Officer for discussion and evaluation.

In addition, the Company maintains a written succession plan with respect to the Interim Chief Executive Officer and each other executive officer. In accordance with the Company’s Corporate Governance Guidelines, the Nominating and Governance Committee reviews succession planning at least annually for the Interim Chief Executive Officer and other executive officers, and reports to the independent directors on the results of these reviews.

The Company also believes that its Board leadership structure, discussed in detail above, supports the risk oversight function of the Board and empowers the directors to be actively engaged in the Company’s risk oversight.

Corporate Governance Guidelines

The Company’s commitment to good corporate governance is reflected in the Company’s Corporate Governance Guidelines, which describe the Board’s views on a wide range of governance topics, including, but not limited to, director independence standards and other qualifications, executive sessions of non-management directors and independent directors, director compensation and stock ownership guidelines, and annual self-evaluations of the Board. The Board, with assistance from the Nominating and Governance Committee, regularly assesses the Company’s governance practices in light of legal requirements and governance best practices.

The Company’s Corporate Governance Guidelines, the charters of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee, and other information are available in the Investor Relations section of the Company’s website at www.outfront.com. Any stockholder also may request them in print, without charge, by contacting the Company’s Corporate Secretary at OUTFRONT Media Inc., 90 Park Avenue, 9th Floor, New York, New York 10016.

Code of Conduct and Code of Ethics

The Company has adopted a Code of Conduct that applies to all executive officers, employees and directors of the Company. In addition, the Company has adopted a Supplemental Code of Ethics for Senior Financial Officers applicable to our principal executive officer, principal financial officer and principal accounting officer or controller or persons performing similar functions. Both the Code of Conduct and the Supplemental Code of Ethics are available in the Investor Relations section of the Company’s website at www.outfront.com. We intend to satisfy the disclosure requirements under Item 5.05 of Form 8-K regarding any amendment to, or waiver from, a provision of the Code of Conduct or the Supplemental Code of Ethics that applies to our principal executive officer, principal financial officer or principal accounting officer or controller or persons performing similar functions, and relates to any element of the definition of code of ethics set forth in Item 406(b) of Regulation S-K, by posting such information on our website at www.outfront.com.

Anti-Hedging Policy

The Company has adopted an anti-hedging policy that prohibits its directors, executive officers, employees and their related persons from trading in options, warrants, convertible securities, puts and calls or similar derivative instruments such as swaps, forwards and futures with respect to the Company’s securities, or selling the Company’s securities “short.” This policy does not prevent such persons from exercising options granted to them by the Company in accordance with its corporate policies, including any options granted to directors, executive officers and employees in connection with the Company’s long-term equity incentive compensation program.

Stockholder Rights and Engagement

Annually, the Board reviews and considers appropriate changes to its corporate governance structure, in an effort to increase accountability and responsiveness to the Company’s stockholders. As part of its annual review, the Board again considered modifying the Bylaws to allow our stockholders to implement binding amendments to the Bylaws. After careful consideration and previous stockholder engagement on the matter, the Board concluded that it remains in the best interests of the Company and its stockholders for the authority to amend the Bylaws to remain vested exclusively with the Board. This conclusion was based mainly on three principles: (i) under Maryland law, the directors owe legal duties to the Company, including to act in good faith and with a reasonable belief that their actions are in the best interests of the Company, whereas certain stockholders who are not bound by any legal duty may act only in their own interests; (ii) under Maryland law, the Board has an obligation to direct the management of the business and affairs of the Company, and certain destabilizing stockholder-proposed bylaw amendments, particularly those motivated by short-term gains, may prevent the Board from effectively directing the management of the business for the long-term best interests of the Company, which could lead to costly litigation; and (iii) the Board believes effective means already exist for stockholders to propose non-binding amendments to the Bylaws and other changes to the management of the business and affairs of the Company, including the Company’s proxy access and advance notice provisions in the Bylaws and Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Accordingly, we believe that the Board is in the best position to consider possible future amendments to the Bylaws (including those proposed by the Company’s stockholders in accordance with the provisions of the Bylaws), and the Board will adopt such amendments only after concluding that such amendments are in the best interests of the Company and its stockholders.

Annually, certain of our directors and members of management attempt to engage with the holders of a majority of the outstanding shares of the Company’s common stock as of the prior fiscal year-end to discuss, among other things, the Company’s corporate governance structure, compensation philosophy and ESG initiatives, and to ensure that the Company is aligned with the interests of its stockholders. The Company’s stockholder engagement practices throughout the year also include regular communication between our stockholders and the Company’s investor relations department, as well as management presentations at investor and industry conferences.

Environmental, Social and Governance

We believe we can enhance stockholder value by conducting our business in a sustainable way that considers the long-term interests of all our stakeholders, including our stockholders, clients, employees and the communities in which we operate. We hold ourselves to high legal, ethical and operational standards to maintain the trust of our stakeholders, and are committed to managing the risks and opportunities that arise from ESG issues.

Our ESG initiatives are managed at a functional level across our strategic and operational areas, with oversight by an ESG committee comprised of executives, senior management and other employees representing various diverse functional departments within the Company. In consultation with the ESG committee, our Head of Investor Relations, Chief Human Resources Officer and Corporate Secretary report to the executive officers, the Board and the Nominating and Governance Committee on the ESG committee’s progress and initiatives. The Nominating and Governance Committee is formally responsible for reporting to the Board on a periodic basis with respect to matters of the Company’s policies and practices regarding ESG, including the Company’s public reporting on these topics.

In 2024, the Company released an ESG report outlining its ESG initiatives and goals, which is available in the Investor Relations section of our website at www.outfront.com. An updated version of the Company’s ESG report will be available in 2025. Some of our ESG accomplishments to date include:

•Conversion of all of the lighting fixtures on our static billboards from metal halide to high efficiency light-emitting diode (“LED”) light fixtures;
•Conversion of florescent light fixtures in our major office locations to high efficiency LED light fixtures;
•Recycling or repurposing of all of the polyvinyl chloride (“PVC”) advertising displays on our free-standing billboards, and a portion of our defective electronic devices and digital screens;
ENVIRONMENTAL
•Continuing to convert our static advertising displays to digital advertising displays in an effort to reduce the use of physical advertising material such as PVC, and the fuel emissions needed for our operations team to transport materials to and from display sites to switch advertisements;

•Continuing to analyze greenhouse gas (“GHG”) emissions and power usage from the Company’s advertising displays, vehicle fleet and related assets, and increase efficiencies where appropriate;
•Conversion from conventional energy to mostly solar power at one of our major office locations, and working to identify additional office candidates for conversion to solar power in the future; and
•Raising awareness about sustainability causes via the Company’s nationwide network of digital billboards.

•Managing programs that focus on the value of diversity, equity and inclusion to the Company’s culture, led by an advisory council and our co-Chief Diversity Officers and Chief Human Resources Officer;

•Continuing a corporate social responsibility program, including sustainability, food insecurity and social justice;
•Continuing the Company’s supplier diversity program to increase the Company’s engagement of certified diverse suppliers of goods and services;
SOCIAL	•Providing free advertising space for public service announcements, and helping to create socially conscious advertising campaigns with advertising partners;

•Focusing on our information security and cybersecurity program through, among other things, employee trainings, third-party assessments, incident response plan testing, and policies regulating the collection and use of data managed by the Company’s Chief Information Officer, Chief Information Security Officer and Chief Privacy Officer;

•Focusing on the health and safety of our field employees with strict training safety guidelines and programs that are regularly refreshed; and

•Providing regular and ongoing employee development, training and recognition, including the OUTShine! Awards and the President’s Club for top performers at the Company that also exemplify our values and culture.

•A substantial majority of independent directors (6 out of 7);
•Separate Interim Chief Executive Officer and Chairman roles;
•Regular executive sessions of the independent directors;
•Average tenure on the Board of 9.4 years;
•Annual Board and committee self-evaluations;
•Stock ownership policy guidelines;
GOVERNANCE	•An anti-hedging policy;
•A code of conduct and ethics for employees, executives and directors;
•No poison pill;
•An Executive Incentive Compensation Recoupment Policy (the “Clawback Policy”);
•A majority voting standard in uncontested director elections;
•Stockholders are permitted to request the calling of special meetings of stockholders;
•No supermajority voting provisions;
•Annual elections of directors and committee appointments;
•A director resignation policy in uncontested elections for failure to receive majority support;
•Market standard proxy access;
•Audit Committee oversight of information security and cybersecurity matters; and
•An insider trading policy.

Board Committees

The following chart sets forth the current membership of each committee of the Board. The Board, upon the recommendation of the Nominating and Governance Committee, reviews and determines the membership of the committees at least annually. Messrs. Brien, the Company’s Interim Chief Executive Officer, Diaz and Dominguez are not currently members of any committee of the Board.

Audit Committee

The Audit Committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and NYSE listing standards. The Audit Committee reviews its charter annually and makes appropriate recommendations for changes to the Nominating and Governance Committee as necessary. A copy of the charter of the Audit Committee is available in the Investor Relations section of the Company’s website at www.outfront.com.

As more fully described in its charter, the Audit Committee is responsible for, among other things:
	●	the appointment, retention, termination, compensation and oversight of the work of the independent auditor, which reports directly to the Audit Committee, and the sole authority to pre-approve all services provided by the independent auditor;
AUDIT	●	reviewing and discussing the Company’s annual audited financial statements, quarterly financial statements, earnings releases and Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q with the Company’s management and its independent auditor;
COMMITTEE	●	reviewing the organization, responsibilities, audit plan and results of the internal audit function, as well as reviewing with management, the internal auditor and the independent auditor, the quality, adequacy and effectiveness of the Company’s internal control over financial reporting, disclosure controls and procedures and risk management procedures;
	●	reviewing with management material legal matters and the effectiveness of the Company’s procedures to ensure compliance with legal and regulatory requirements; and
	●	overseeing the Company’s information security and cybersecurity program and compliance program, as well as receiving periodic reports from the Company’s Chief Technology Officer, Chief Information Officer, Chief Information Security Officer (with input from the Company’s Chief Privacy Officer, as appropriate) and the Company’s Chief Compliance Officer.
The Board has determined that all of the members of the Audit Committee are financially literate under the NYSE listing standards, and that Messrs. Mathes and Wender and Ms. Tolson qualify as “audit committee financial experts” as defined under the applicable SEC rules based on their experience. The Board has also determined that Messrs. Mathes and Wender and Ms. Tolson meet the independence requirements applicable to audit committee members under the NYSE listing standards and the applicable SEC rules.

During 2024, the Audit Committee held six meetings.

Compensation Committee

The Compensation Committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and NYSE listing standards. A copy of the charter of the Compensation Committee is available in the Investor Relations section of the Company’s website at www.outfront.com.

As more fully described in its charter, the Compensation Committee is responsible for, among other things:
● reviewing and approving corporate goals and objectives relevant to Chief Executive Officer compensation, and evaluating the Chief Executive Officer’s performance in light of those goals and objectives;
COMPENSATION	● reviewing and approving compensation for the Chief Executive Officer, executive officers and other senior executives;
COMMITTEE	● evaluating and making recommendations to the Board regarding equity-based and cash incentive compensation plans; and
● adopting and periodically reviewing the Company’s compensation philosophy, strategy and principles, and the design and administration of the Company’s compensation programs, including the Clawback Policy.
In accordance with its written charter, the Compensation Committee has the power to delegate its authority and duties to subcommittees or individuals as it deems appropriate and in accordance with applicable laws and regulations. The Compensation Committee delegated to our Chief Executive Officer limited authority to (a) grant long-term equity incentive awards pursuant to the OUTFRONT Media Inc. Amended and Restated Omnibus Stock Incentive Plan (the “Omnibus SIP”) to the Company’s employees that are not officers subject to Section 16 (“Section 16”) of the Exchange Act, in connection with their hiring, performance, promotion or contract renewal, and (b) accelerate or continue the vesting of unvested incentive awards in the event that employees that are not officers subject to Section 16 separate from the Company in connection with retirement or other similar separation. These delegations also require that our Chief Executive Officer report to the Compensation Committee periodically on his exercise of this delegated authority.
The Compensation Committee retains compensation consultants to assist with evaluating executive officer and employee compensation. The Compensation Committee has the sole authority to retain and terminate such consultants and to review and approve such consultants’ fees and other retention terms. In 2024, the Compensation Committee engaged ClearBridge Compensation Group (“ClearBridge”) to advise the Compensation Committee regarding the amount and types of compensation that we provide to our executive officers and how our compensation practices compared to the compensation practices of peer companies. ClearBridge does not provide any services to us other than the services provided to the Compensation Committee (and the Nominating and Governance Committee with respect to director compensation, as appropriate). The Compensation Committee reviewed its relationship with ClearBridge, considered ClearBridge’s independence and the existence of potential conflicts of interest, and determined that the engagement of ClearBridge did not raise any conflict of interest or other issues that would adversely impact ClearBridge’s independence. In reaching this conclusion, the Compensation Committee considered various factors, including the six factors set forth in the NYSE listing standards and applicable SEC rules governing compensation advisor conflicts of interest and independence.
The Compensation Committee reviews all components of senior executives’ compensation, including base salary, annual incentives and long-term incentives. In approving compensation for the senior executives (other than our Chief Executive Officer), the Compensation Committee considers the input and recommendations of our Chief Executive Officer with respect to the senior executives’ performances. With respect to our Chief Executive Officer, the Compensation Committee reviews and approves goals and objectives relevant to his compensation and annually evaluates the performance of our Chief Executive Officer in light of those goals and objectives. The results of these evaluations are then reported to the independent directors. The Compensation Committee sets compensation for our Chief Executive Officer taking these evaluations into account. In determining the long-term incentive component of our Chief Executive Officer’s compensation, the Compensation Committee considers, without limitation, the Company’s financial performance, relative stockholder return, and the value of incentive awards to executives in similar positions at comparable companies. The Compensation Committee then reports to the Board on the process for setting compensation for our Chief Executive Officer. For further information regarding the Company’s processes and procedures for the consideration of executive compensation, as well as director compensation, see the sections entitled “Executive Compensation,” “—Nominating and Governance Committee,” and “—Director Compensation.”
The Board has determined that Mr. Mathes and Ms. Courtin meet the independence requirements applicable to compensation committee members under the NYSE listing standards and the applicable SEC rules, and are also “non-employee directors” for purposes of Section 16.
During 2024, the Compensation Committee held four meetings and also acted by unanimous written consent two times.

Compensation Committee Interlocks and Insider Participation

During 2024, the members of the Compensation Committee were Nicolas Brien, Angela Courtin and Peter Mathes. None of the members of the Compensation Committee during fiscal year 2024 was an officer or employee of the Company, and, during fiscal year 2024, no executive officer of the Company served on the board and/or compensation committee of any company that employed as an executive officer any member of the Board and/or the Compensation Committee. None of the members of the Compensation Committee during fiscal year 2024 had any relationships requiring disclosure under Item 404 of Regulation S-K for the fiscal year 2024.

Effective February 10, 2025, Mr. Brien became the Company’s Interim Chief Executive Officer and accordingly resigned as a member of the Compensation Committee.

Nominating and Governance Committee

The Nominating and Governance Committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and NYSE listing standards. A copy of the charter of the Nominating and Governance Committee is available in the Investor Relations section of the Company’s website at www.outfront.com.

As more fully described in its charter, the Nominating and Governance Committee is responsible for, among other things:
NOMINATING AND GOVERNANCE	●	identifying and recommending to the Board individuals qualified to become members of the Board;
	●	recommending to the Board any changes to the Company’s Corporate Governance Guidelines;
COMMITTEE	●	making recommendations to the Board regarding directors to serve as members and chairs of each Board committee;
	●	in collaboration with the Lead Independent Director, lead the Board and Board committee self-evaluations;
	●	making recommendations to the Board on director compensation matters;
	●	monitoring developments in the law and corporate governance;
	●	conducting reviews and oversight of all transactions between the Company and related persons for potential conflicts of interest; and
	●	reviewing and reporting to the Board on the Company’s policies, practices and disclosures relating to ESG issues for purposes of risk management, long-term business strategy and otherwise.
The Board has determined that Mses. Tolson and Courtin and Mr. Wender meet the independence requirements applicable to nominating and governance committee members under the NYSE listing standards.

During 2024, the Nominating and Governance Committee held four meetings.

Communications with the Board

Stockholders and other parties interested in contacting the Company’s non-management directors may send an email to nonmanagementdirectors@outfront.com, or write to Non-Management Directors, OUTFRONT Media Inc., 90 Park Avenue, 9th Floor, New York, New York 10016. The non-management directors’ contact information is also available in the Investor Relations section of the Company’s website at www.outfront.com. The independent directors have approved the process for handling communications received in this manner.

Director Compensation

The Nominating and Governance Committee annually reviews and periodically recommends for the Board’s approval the form and amount of compensation for directors of the Company who are not employees of the Company or any of its subsidiaries (“Outside Directors”). Only Outside Directors are eligible to receive compensation for serving on the Board. In accordance with the charter of the Nominating and Governance Committee and the Company’s Corporate Governance Guidelines, the Nominating and Governance Committee (with input from the Compensation Committee and ClearBridge, as appropriate), is guided by three principles in its review of Outside Director compensation and benefits: (1) Outside Directors should be fairly compensated for the services they provide to the Company, taking into account, among other things, the size and complexity of the Company’s business and compensation and benefits paid to directors of comparable companies; (2) Outside Directors’ interests should be aligned with the interests of stockholders; and (3) Outside Directors’ compensation should be easy for stockholders to understand.

Accordingly, the compensation program for Outside Directors currently consists of (1) cash compensation in the form of annual Board, committee chair, committee member and Lead Independent Director retainers and (2) equity compensation in the form of an annual restricted share unit (“RSU”) grant (or a pro-rated RSU grant if the Outside Director joined the Board following the date of the annual RSU grant, but during the calendar year of the grant).

Cash Compensation

Each Outside Director is entitled to receive the following cash compensation determined by the Board, as applicable:

•A $82,500 annual board retainer, payable in equal quarterly installments in advance;

•A $10,000 annual committee member retainer for each member of the Compensation Committee and the Nominating and Governance Committee, payable in equal installments quarterly in advance;

•A $15,000 annual committee member retainer for each member of the Audit Committee, payable in equal installments quarterly in advance;

•A $20,000 annual committee chair retainer for the chair of the Compensation Committee and the chair of the Nominating and Governance Committee, payable in equal installments quarterly in advance;

•A $30,000 annual committee chair retainer for the chair of the Audit Committee, payable in equal installments quarterly in advance; and

•A $25,000 annual retainer for the Company’s lead independent director, if any, payable in equal installments quarterly in advance.

Equity Compensation

Each Outside Director is entitled to receive the following awards under the Omnibus SIP:

•an automatic annual grant of RSUs with a value of $145,000 based on the closing price of shares of our stock on the NYSE on the date of grant, which generally vest one year from the date of grant, with dividend equivalents accruing on such RSUs in amounts equal to the regular cash dividends paid on our common stock and with such accrued dividend equivalents converting to shares of our common stock on the date of vesting; or

•a pro-rated RSU grant if an Outside Director joins the Board following the date of the annual RSU grant, but during the calendar year of the grant.

Expenses

Members of the Board are reimbursed for expenses incurred in attending Board, committee and stockholder meetings (including travel and lodging).

2024 Director Compensation Table

The following table sets forth information concerning the compensation of the Outside Directors for 2024.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)	Total ($)
Nicolas Brien(3)	92,500	145,000	—	237,500

Angela Courtin	92,500	145,000	—	237,500

Manuel A. Diaz	92,500	145,000	—	237,500

Michael J. Dominguez	82,500	145,000	—	227,500

Peter Mathes	117,500	145,000	—	262,500

Susan M. Tolson	117,500	145,000	—	262,500

Joseph H. Wender	147,500	145,000	—	292,500

(1)    Reflects cash amounts earned in 2024 for the annual Board retainer, committee chair retainers, committee member retainers and Lead Independent Director retainer.
(2)    These amounts reflect the grant date fair value, determined in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation—Stock Compensation (“FASB ASC Topic 718”), of the annual grant of RSUs to each Outside Director under the Omnibus SIP. For a discussion of the assumptions made in calculating the grant date fair value amounts for 2024, see Note 14 to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
(3)    Effective February 10, 2025, Mr. Brien became the Company’s Interim Chief Executive Officer and accordingly ceased to be an Outside Director, resigned from his role as a member of the Compensation Committee, and no longer receives compensation for his service as a member of the Board.

The following table shows the number of shares subject to outstanding RSUs held by each of the Outside Directors as of December 31, 2024. Each Outside Director received an automatic grant of 10,125 RSUs on June 3, 2024, and the grant date fair value for each grant was $145,000.

Name	Number of Shares Subject to Outstanding RSUs
Nicolas Brien	10,125

Angela Courtin	10,125

Manuel A. Diaz	10,125

Michael J. Dominguez	10,125

Peter Mathes	10,125

Susan M. Tolson	10,125

Joseph H. Wender	10,125

Stock Ownership Guidelines

The Company’s Corporate Governance Guidelines provide that non-employee directors are expected to own shares of the Company’s common stock having a market value of at least three times their annual cash retainer within three years of becoming a director. This stock ownership expectation helps to align the interests of our directors with those of the Company’s stockholders. As of December 31, 2024, pursuant to the Company’s Corporate Governance Guidelines, all directors have met the stock ownership guidelines through either (i) direct ownership of shares of our common stock, or, (ii) a combination of direct ownership of shares of our common stock and unvested RSUs or, in the case of Mr. Dominguez, the shares of our common stock owned by his employer as of December 31, 2024, in accordance with the Nominating and Governance Committee’s discretionary authority to consider additional factors when evaluating compliance with the Company’s director stock ownership guidelines.

EXECUTIVE COMPENSATION

Unless otherwise indicated or the context otherwise requires, references to the “Committee” in this section of this proxy statement refer to the Compensation Committee, and references to “PRSUs” and “TRSUs” in this section of this proxy statement refer to performance-based RSUs and time-based RSUs, respectively.

Compensation Discussion and Analysis

Executive Summary

The following is an overview of the Committee’s major decisions in 2024 and changes to named executive officer (“NEO”) compensation. The compensation for our NEOs is presented in additional detail in the compensation tables and narratives following this summary and following the “Compensation Discussion and Analysis” section.

Summary of Key 2024 Compensation Actions
✓	Reviewed compensation peer group
✓	Maintained pay-for-performance emphasis of compensation program
✓	Continued to evaluate the mix of compensation to provide emphasis on long-term incentive equity grants
✓	Total compensation increased for all NEOs as compared to 2023
✓	Paid cash bonuses equal to 111% of target
✓	2024 PRSUs were funded at 103% for surpassing threshold financial goals
✓	Retained ClearBridge as the Committee’s independent compensation consultant

Our 2024 Named Executive Officers

Our NEOs for 2024 consisted of the following individuals:

Name	Title
Jeremy J. Male(1)	Former Chairman and Chief Executive Officer

Matthew Siegel	Executive Vice President, Chief Financial Officer

Andrew R. Sriubas(2)	Former Executive Vice President, Chief Commercial Officer

Clive Punter(3)	Former Executive Vice President, Chief Revenue Officer

Richard H. Sauer	Executive Vice President, General Counsel

(1) Effective February 10, 2025, Mr. Male no longer served as the Company’s Chairman and Chief Executive Officer and as a member of the Board, and separated from the Company effective March 31, 2025.
(2) Effective December 31, 2024, Mr. Sriubas separated from the Company.
(3) Effective March 31, 2025, Mr. Punter separated from the Company.

2024 Company Performance Highlights

Highlights of our 2024 performance are summarized below.

($ in millions)	2024
	Revenues	AFFO*	Adjusted OIBDA**
	$1,830.9	$307.5	$464.8

*We calculate and define “AFFO” as funds from operations attributable to OUTFRONT Media Inc. (which reflects net income (loss) attributable to OUTFRONT Media Inc. adjusted to exclude gains and losses from the sale of real estate assets, impairment charges, depreciation and amortization of real estate assets, amortization of direct lease acquisition costs and the same adjustments for our equity-based investments and redeemable and non-redeemable noncontrolling interests, as well as the related income tax effect of adjustments, as applicable) adjusted to include cash paid for direct lease acquisition costs and cash paid for maintenance capital expenditures, and exclude losses on extinguishment of debt, as well as certain non-cash items, including non-real estate depreciation and amortization, impairment charges on non-real estate assets, stock-based compensation expense, accretion expense, the non-cash effect of straight-line rent, amortization of deferred financing costs and the same adjustments for our redeemable and non-redeemable noncontrolling interests, along with the non-cash portion of income taxes, and the related income tax effect of adjustments, as applicable.
**    We calculate and define “Adjusted OIBDA” as operating income (loss) before depreciation, amortization, net (gain) loss on dispositions, stock-based compensation and impairment charges. For reconciliations of Adjusted OIBDA (as described above) and AFFO (as described above) to operating income (loss) and net income (loss) attributable to OUTFRONT Media Inc., respectively, see the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Analysis of Results of Operations—Reconciliation of Non-GAAP Financial Measures,” on pages 43-44 of our Annual Report on Form 10-K for the year ended December 31, 2024.

The Company accomplished the following in 2024:

✓	We sold the Company’s Canadian business

✓	We added 110 digital billboard displays in the U.S comprised of new builds, conversions and marketing arrangements

✓	We continued to invest in human capital and in our corporate culture through hiring and retention, and made progress on our ESG initiatives

✓	We continued to make technology enhancements to improve our products and services

✓	We improved our balance sheet through deleveraging

✓	We successfully negotiated six labor union agreements that were set to expire in 2024

✓	We paid a special dividend of $0.75 per share on the Company’s common stock on December 31, 2024

Our Compensation Philosophy

We strive to have a compensation philosophy that is flexible and aligned with our human resources and business strategies. The Committee and our management team periodically review and consider changes to the philosophy to ensure it is reasonable and market-competitive. Our compensation consultant, who advised us on the compensation philosophy during 2024, continues to be supportive of these key tenets.

In summary, our compensation philosophy is to deliver compensation programs that support the Company’s attraction, motivation and retention objectives, while aligning executives’ interests with the goal of creating long-term sustainable stockholder value. The table below illustrates a number of key elements that are reflected in our current philosophy.

Elements of Our Philosophy	Summary of Philosophy
Considerations for Setting Pay Opportunities	✓	Position/responsibilities

	✓	Contribution/criticality to the organization

	✓	Individual performance and potential

	✓	Company performance

	✓	External market

	✓	Existing contractual obligations

Desired Market Positioning	✓	We do not explicitly target a specific percentile of the market

	✓	We generally consider using the market median as a reference point with respect to each element of target total direct compensation (base salary, target annual incentives and target value of long-term incentive opportunities)

Market Sources for Compensation Reference	✓	We focus primarily on a peer group of media-related companies to provide relevant market context for assessing our compensation program, along with analyzing relevant market compensation surveys to supplement the peer data

	✓	Given that the Company is a real estate investment trust (“REIT”), we also compare our compensation practices to REIT industry practices to provide additional context when reviewing our compensation program

Mix of Pay	✓	The majority of executive compensation should be “at risk” and subject to performance metrics (see charts below for more detail), which unifies management towards common Company performance goals

Key Pay Elements and Alignment with Company Performance

The following chart summarizes the key pay elements for our NEOs, their purpose and how each pay element links to Company performance. See “—Compensation Discussion and Analysis—Elements of 2024 NEO Compensation” below for additional detail.

Compensation Element	Form	Purpose	How it Links to Performance
FIXED	Base Salary	Cash	To provide a stable, reliable source of income, and to attract and retain talent	Reviewed annually in light of performance factors (Company and individual) and market compensation practices
AT RISK	Performance-Based Executive Cash Bonus Plan	Cash	To reward for individual contributions to annual financial and operational achievements	Variable and based on pre-established Company and individual performance goals
AT RISK	Performance-Based Long-Term Equity Incentive Compensation	Equity	To retain talent and reward for individual contributions to our growth and performance, aligned with shareholders	• PRSUs comprise 60% of equity award opportunity, and are subject to attainment of adjusted OIBDA and AFFO attainment • TRSUs comprise 40% of equity award opportunity and subject to stock price risk

Compensation Mix

To help ensure that management’s interests are aligned with those of stockholders and their compensation reflects the performance of the Company, a substantial portion of our NEOs’ compensation is at risk, and will vary above or below target levels commensurate with Company performance. The chart below shows the percentage of our NEOs’ annual 2024 target compensation that was at risk.

CEO Pay Mix
20.0%
23.0%
57.0%
At-Risk Pay, 80%
Average* NEO Pay Mix
25.0%
20.2%
54.8%
At-Risk Pay, 75%
Base Salary
Target Cash Bonus Plan
Target Long-Term Incentive

*    Average includes the following NEOs (comprising all NEOs other than the Company’s former CEO): Messrs. Siegel, Sriubas, Punter and Sauer. These charts represent the target compensation, not actual payouts or pro-rated increases to any NEO’s base salary or annual target bonus opportunity. See “— Employment Agreements” for more information.

Summary of Our Executive Compensation Practices

The table below highlights certain executive compensation practices we have implemented that drive performance as well as those not implemented because we do not believe they would serve our stockholders’ interests:

What We DO
✓	Tie pay to performance by designing a significant portion of executive pay to be at risk; in 2024, 80% of the Company’s former CEO’s annual 2024 compensation and, on average, 75% of the other NEOs’ annual compensation, were at risk

✓	Require significant stock ownership per guidelines to ensure directors and executives have long-term stockholder alignment

✓	Conduct an annual compensation program risk assessment

✓	Mitigate undue risk in compensation programs through informed performance goal-setting that considers multiple financial and non-financial inputs

✓	Retain the services of an independent compensation consultant

✓	Generally consider peer group, market and industry data when setting executive pay, using the median as a reference point to understand the general market

✓	Provide for accelerated equity vesting for plan participants and non-equity severance benefits for our executive officers upon a change in control, with “double triggers”

✓
Maintain an anti-hedging policy that prohibits our directors, executive officers, employees and their related persons from trading in derivative instruments with respect to the Company’s securities or selling the Company’s securities “short”

✓	Prohibit our directors, executive officers and their related persons from pledging the Company’s securities as collateral for loans or for any other purpose

✓	Maintain a Clawback Policy

What We DON’T DO
✗	Provide excessive perquisites

✗	Offer a pension or supplemental executive retirement plan

✗	Reprice underwater stock options without stockholder approval

✗	Reward executives without a link to performance

✗	Provide for excise tax gross-ups

2024 Say-on-Pay Outcome and Frequency of Say-on-Pay Outcome

We held a non-binding advisory stockholder vote on the compensation of our NEOs, commonly referred to as a “say-on-pay” vote, at our 2024 Annual Meeting of Stockholders. At the 2024 Annual Meeting of Stockholders, approximately 90% of the votes cast were cast in favor of the “say-on-pay” proposal. The Committee considered the result of this advisory vote to be an endorsement of our executive compensation program, policies, practices and philosophy, and did not make any compensation changes for our NEOs specifically as a result of the say-on-pay voting results. The Committee will continue to consider the outcome of our say-on-pay votes when making future executive compensation decisions for our NEOs.

In light of the 2021 voting results with respect to the frequency of holding a non-binding advisory vote on executive compensation, the Board has determined that the Company will hold future non-binding advisory votes of stockholders to approve the compensation of the NEOs every year until the next non-binding advisory vote of stockholders on the frequency of stockholder votes on executive compensation, which will occur in 2027, or if earlier, until the Board otherwise determines a different frequency for such non-binding advisory votes.

Evaluating 2024 Compensation and the Use of Market Data

The Committee engaged ClearBridge to advise the Committee regarding the amount and types of compensation that we provide to our executive officers and how our compensation practices compared to the compensation practices of peer companies. See “Directors, Executive Officers and Corporate Governance—Board Committees—Compensation Committee” for further information regarding our engagement of ClearBridge.

In making its compensation determinations for fiscal year 2024, the Company considered compensation against a peer group selected by the Committee in consultation with ClearBridge. The Committee reviews and approves the compensation peer group annually. The compensation peer group was determined based on the following criteria:

Operations and Scale	We seek U.S.-based publicly-traded media companies as our primary data source. The selected peer companies are comparable to the Company’s revenue size (for example, generally companies with revenue of approximately $1 billion to $5 billion) with a secondary focus on market capitalization.

Business Characteristics	Demographics	U.S.-based publicly-traded media companies, similar in terms of business complexity who serve as potential sources of executive talent.

	Business Criteria	Companies with a similar business model to ours and have a meaningful portion of revenue from advertising sales as determined by an evaluation of such companies’ public disclosures.

	Peers of Peers	Companies who are listed as a peer of the Company’s current peers as disclosed in such peers’ proxy statement.

For 2024, the Committee reviewed and approved the compensation peer group in October 2023 and determined at that time that other than the addition of Stagwell Inc. and Magnite, Inc., no changes should be made. Therefore, the Company’s compensation peer group for 2024 was comprised of the following 13 companies:

Company	Trailing 12-Month Revenue(1)	Market Capitalization(1)
OUTFRONT Media Inc.	$1,831	$2,945
Nexstar Media Group, Inc.	$5,407	$4,901
IAC Inc.	$3,807	$3,722
Gray Media, Inc.(2)	$3,644	$330
Sinclair, Inc.	$3,548	$1,072
TEGNA Inc.	$3,102	$2,947
Stagwell Inc.	$2,841	$1,754
The New York Times Company	$2,559	$8,534
The E.W. Scripps Company	$2,510	$191
AMC Networks Inc.	$2,421	$437
Lamar Advertising Company	$2,212	$12,461
Clear Channel Outdoor Holdings, Inc.	$1,505	$670
Audacy, Inc.	$1,174	$1
Magnite, Inc.	$668	$2,240

(1)    As of December 31, 2024, except for Audacy, Inc., which reflects the most recent publicly available information as of June 30, 2024, due to its Chapter 11 bankruptcy filing. Dollars in millions.
(2)    Formerly named Gray Television, Inc., which was rebranded to Gray Media, Inc. in January 2025.

The Company strives to maintain a reasonable competitive positioning relative to the peer group and secondary compensation sources, such as published survey data. Although the Company does not solely use benchmarking to evaluate its executive compensation, it does use market data as an initial reference point to understand the general market. Analyzed data is scoped to the Company’s revenue size and aged to a common date to ensure comparability. In 2024, the Committee reviewed data from the Willis Towers Watson Executive General Industry Survey and the Willis Towers Watson Tech, Media, and Gaming Industry Survey. No one company in these surveys was relied upon with respect to determining any of the Company’s compensation decisions. Because the Company is structured as a REIT, the Committee also considered pay practices among specialty REITs of comparable size to that of the Company based on revenue and market capitalization, similar to the size criteria used for the media peer group described above. For 2024, the Committee reviewed and approved the REIT comparison group and determined that no changes should be made to the REIT comparison group. Accordingly, the REIT comparison group for 2024 included the following specialty REITs: Digital Realty Trust, Inc., Extra Space Storage Inc., PotlatchDeltic Corporation, Uniti Group Inc., Rayonier Inc., and The Macerich Company.

Elements of 2024 NEO Compensation

Consistent with 2023, NEO compensation included the following compensation elements:

✓    Base salary

✓    Performance-based compensation:

◦Executive cash bonus plan

◦Long-term equity incentive compensation

✓    Retirement plans

✓    Other compensation (personal benefits)

The Committee considered each of the above elements from the perspective of design and pay level as it reviewed and established NEO compensation in 2024. Neither the Company nor the Committee used explicit guidelines in determining the mix of compensation elements for the NEOs. However, as described above, the Committee managed the pay programs so that a majority of compensation was both at risk and subject to performance conditions.

During 2024, we were a party to employment agreements with all of our NEOs. For a description of the terms and provisions of these employment agreements, see “—Employment Agreements.”

Base Salary

We annually review the base salaries of our NEOs in light of performance factors (Company and individual) and market compensation practices. The Committee reviews compensation analysis and data provided by our compensation consultant, ClearBridge. With the exception of Mr. Siegel, the base salaries provided to the NEOs were not increased in 2024 because the Committee determined that their respective current base salaries were within the competitive market range. In February 2024, the Committee determined that Mr. Siegel’s base salary should be increased to remain in competitive market range.

Name	2023 Salary	2024 Salary	Change
Jeremy J. Male	$1,400,000	$1,400,000	0%

Matthew Siegel	$650,000	$700,000	7.7%

Andrew R. Sriubas	$650,000	$650,000	0%

Clive Punter	$650,000	$650,000	0%

Richard H. Sauer	$650,000	$650,000	0%

Performance-Based Compensation—Executive Cash Bonus Plan

Overview

Ultimately, the goal of the plan is to reward behaviors that create value for our stockholders. More specifically, the OUTFRONT Media Inc. Amended and Restated Executive Bonus Plan (the “Executive Bonus Plan”) is designed to motivate NEOs to:

✓    Grow top line revenue

✓    Manage and control costs

✓    Achieve rigorous individual goals that are linked to our strategic plan

These behaviors are measured through financial metrics, and, to a lesser extent, qualitative metrics as illustrated in the table below.

Metric	Weighting	Payout Downside (% of Target)	Payout Upside (% of Target)
Financial Performance: Weighted Average Achievement of Adjusted OIBDA and AFFO	67% (75% Adjusted OIBDA, 25% AFFO)	50%	200%

Individual Performance	33%

The Company continues to use Adjusted OIBDA as a metric because it remains an important indicator of the Company’s operational strength and performance of our businesses, as it provides a link between profitability and operating cash flow. The Company uses AFFO as the second metric because, like Adjusted OIBDA, management uses AFFO in managing the business and it is an important indicator of our operational strength and business performance. We believe the Adjusted OIBDA and AFFO metrics provide a meaningful comparison of our Company’s operating performance to other companies in our industry as well as to REITs.	Adjusted OIBDA and AFFO were selected and approved by the Committee as metrics for the Executive Bonus Plan. As a media company that is also a REIT, these metrics are seen as critical to both our short-term performance and our long-term strategic plan, and are the most prominent two metrics tracked by our management and the investment community.

How the Plan Works

The Committee has a process in place for setting goals and evaluating performance under the Executive Bonus Plan that includes both quantitative financial performance targets for the Company and qualitative individual performance goals and objectives for the NEOs. Based on the advice of our compensation consultant, the Committee chose to set the Executive Bonus Plan financial thresholds, targets and maximums for fiscal year 2024 using budgeted financial estimates, which consider macroeconomic factors, analyst estimates and projected out-of-home advertising industry growth, as well as the Company’s financial and operational performance. In order for the quantitative financial component of the bonuses to be funded under the Executive Bonus Plan, the Company must achieve an 80% or greater level of the weighted average achievement of a combination of the percentage of target Adjusted OIBDA achieved for calendar year 2024 and the percentage of target AFFO achieved for calendar year 2024, in each case, as adjusted in accordance with the Executive Bonus Plan, with such weighted average achievement calculated by allocating a 75% weighting to target Adjusted OIBDA and a 25% weighting to target AFFO (the “Minimum Funding Threshold”). If the Minimum Funding Threshold is achieved, the Committee compares the weighted average achievement of both financial metrics to a pre-defined bonus payout scale approved by the Committee in early 2024, with threshold, target and maximum goals, as set forth below. The Committee applies an increased payout of 25% for every 2.5% weighted average achievement above target, and a decreased payout of 12.5% for every 5% weighted average achievement below target. If the performance achievement results in a percentage between two performance levels on the scale, the bonus payout is interpolated. The Company’s Interim Chief Executive Officer then reviews the qualitative individual performance of the NEOs relative to the Company’s performance and pre-established strategic goals and objectives, and provides his assessment to the Committee, while the Committee does their own assessment of the Interim Chief Executive Officer’s performance. The Committee then determines achievement within the parameters of the pre-defined payout of 0% to 200%. The Committee determines the actual final bonus payments using the following percentages: 67% of the bonus payment is based on the quantitative financial component and 33% of the bonus payment is based on an evaluation of the qualitative individual performance of the NEOs, each as described above and below. The Committee may exercise discretion to adjust any of the bonus payments, subject to any limitations set forth in the Executive Bonus Plan. This process is depicted in the flowchart below.

Determining the 2024 Payout

Goal-Setting Process

- Management develops target AFFO and target Adjusted OIBDA performance goals
- Management sets individual goals and objectives

➕

- Analyst guidance for the upcoming year is reviewed
- Company reviews performance for prior-year(s)

➕

- Threshold, target and maximum performance goals are developed in consideration of these factors

➕

- Management reports recommendations to Committee for final approval

Measurement of Financial Performance (67%)

The Committee evaluates actual performance relative to the weighted average of combined target Adjusted OIBDA and AFFO performance to determine financial component funding. If the financial weighted average achievement of such combination is 80% or more, the Committee then compares the achievement to a pre-defined scale with threshold, target and maximum goals, using straight-line interpolation as needed, to assess potential payouts.

Individual Goals and Performance (33%)

The CEO reviews the performance of NEOs, other than himself, relative to Company performance and pre-established strategic goals and objectives, and then discusses his assessment of each NEO with the Committee. The Committee reviews CEO performance and then determines achievement within the parameters of the pre-defined payout range (0% to 200%).

Final Payout

The Committee determines the final payout by evaluating the weighted formulaic outcome of the financial and individual performance of the NEOs for the year, and any other factors that the Committee deems appropriate, subject to any limitations set forth in the Amended and Restated Executive Bonus Plan.

The chart below summarizes the Committee’s review of 2024 performance and the resulting Executive Bonus Plan payouts.

Financial Component Funding
Threshold Financial Performance Achieved			In 2024, the Minimum Funding Threshold goal was achieved. Actual Adjusted OIBDA for cash bonus plan purposes was $462.0 million and actual AFFO was $306.9 million, of which actual Adjusted OIBDA and actual AFFO were greater than 80% of the threshold amount of $370.4 million and $229.2 million, respectively.
NEO Performance
Effective February 10, 2025, Mr. Brien became the Company’s Interim Chief Executive Officer and Mr. Male no longer served as the Company’s Chairman and Chief Executive Officer and as a member of the Board, with Mr. Male separating from the Company effective March 31, 2025. In early 2025, Mr. Brien reviewed and assessed the performance of each NEO, other than the Company’s former CEO, relative to the Company’s performance objectives outlined below, and discussed his assessment of each NEO’s performance with the Committee. Mr. Male was compensated for 2024 pursuant to the terms of his employment agreements with the Company, which were previously disclosed by the Company. The NEO and Company performance objectives in 2024 were as follows:
✓	Continue to enhance billboard revenues and improve transit revenue recovery, particularly in connection with the Company’s transit franchise agreement with the New York Metropolitan Transportation Authority (the “MTA”)
✓	Continue conversions of static billboard to digital displays, and deploy new digital displays in key media markets
✓	Reduce our leverage and increase our liquidity
✓	Enhance technology of our business, assets and products, including the use of programmatic and direct sale advertising platform technologies
✓	Continue to invest in human capital, corporate culture, and ESG initiatives
✓	Renew six labor union agreements
Overall Funding
As noted previously, 67% of the NEOs’ annual cash bonus payout is based on the weighted average achievement of target Adjusted OIBDA and target AFFO, 75% and 25%, respectively. The table below depicts the (1) threshold, target and maximum performance goals used to determine bonus pool funding, (2) actual performance achievement for 2024 for these goals, and (3) the resulting weighted average performance achievement for 2024 for financial performance.
2024 Performance Goal	Weighting	Actual	Threshold	Target	Maximum	Achievement
Adjusted OIBDA*	75%	$462.0	$370.4	$463.0	$509.3	99.8% x 75% = 74.8%
AFFO*	25%	$306.9	$229.2	$286.5	$315.2	107.1% x 25% = 26.8%
2024 Weighted Average Financial Achievement (67%)						101.6% of target = 116.2% of funding
2024 Individual Performance Funding (33%)						100%
2024 Final Funding						111% of target

* Dollars in millions. For purposes of calculating Adjusted OIBDA and AFFO actual, threshold, target and maximum performance amounts, the Adjusted OIBDA and AFFO metrics, which are defined and described in the section entitled “—Executive Summary—2024 Company Performance Highlights,” were further adjusted to exclude the results of the Company’s Canadian business, which was sold in 2024.
For 2024, the financial weighted average achievement of target Adjusted OIBDA and target AFFO was 101.6%, which resulted in 116.2% funding of the financial performance component of the bonus pool for our NEOs. The Committee applied the weighted average achievement of both metrics against the pre-defined bonus payout scale approved by the Committee in early 2024, as described above. Since the financial weighted average achievement for 2024 was at 101.6%, the financial portion of the bonus payout was funded at 116.2%, which represents 67% of the total bonus funding pool.

After reviewing Mr. Brien’s recommendations (other than with respect to the Company’s former CEO), the Committee determined that for the 33% individual performance component of each NEO’s annual bonus, the funding would be set at a funding level of 100% (which is equal to the target and below the maximum individual performance component funding level of 200% permitted under the Committee’s pre-defined payout range). The Committee believes that the NEOs equally collaborate on the Company’s performance objectives, and as their respective individual performances are tied to the Company’s financial performance, all NEOs received the same bonus funding of 111%.
2024 Final Payouts
NEO	Target Bonus (As a % of Base Salary)	Target Bonus ($)	Actual Bonus (As a % of Target Bonus Opportunity)	Actual Bonus ($)
Jeremy J. Male(1)(5)	115%	1,610,000	111%	1,787,100
Matthew Siegel(2)	90%	610,731	111%	677,911
Andrew R. Sriubas(3)(5)	85%	552,500	111%	613,275
Clive Punter(4)(5)	85%	552,500	111%	613,275
Richard H. Sauer	70%	455,000	111%	505,050
(1) Effective February 10, 2025, Mr. Male no longer served as the Company’s Chairman and Chief Executive Officer and as a member of the Board, and separated from the Company effective March 31, 2025.
(2) In February 2024, the Committee, in its discretion, increased Mr. Siegel’s (i) annual target bonus opportunity from 85% to 90% of his annual base salary, and (ii) annual base salary from $650,000 to $700,000, following a review of peer data and other factors, effective as of April 1, 2024. Mr. Siegel’s target bonus opportunity reflects proration of his base salary and target bonus increases. See “—Employment Agreements.”
(3) Effective December 31, 2024, Mr. Sriubas separated from the Company.
(4) Effective March 31, 2025, Mr. Punter separated from the Company.
(5) Each of Messrs. Male, Sriubas and Punter were compensated for 2024 payouts pursuant to the terms of their respective employment agreements with the Company, which were previously disclosed by the Company.

Performance-Based Compensation—Long-Term Equity Incentive Compensation

The Company provides long-term equity incentive compensation to the NEOs that is intended to:

✓    Balance stockholder alignment, line-of-sight to critical financial metrics and long-term retention

✓    Reflect typical market practice of our peer group

✓    Align with our stated pay-for-performance compensation philosophy

The Company’s annual long-term equity incentive compensation is comprised of two separate components:

Type of Long-Term Equity Incentive Compensation	Weighting	Overview	Rationale
PRSUs	60%	✓ Earned based on one-year Adjusted OIBDA and AFFO performance weighted 75% and 25%, respectively	✓ Based on financial metrics that are (1) directly linked to stock price growth, (2) market-competitive, and (3) used by management as an indicator of the Company’s performance
		✓ Any earned PRSUs are also subject to ratable vesting over a three-year period following the grant date	✓ Provides alignment with stockholders
			✓ Fosters retention
TRSUs	40%	✓ Vests ratably over a three-year period following the grant date	✓ Provides alignment with stockholders
			✓ Fosters retention

On February 20, 2024, the Company made a grant of PRSUs to its NEOs. Grants of PRSUs follow the same process as that of awards under the Executive Bonus Plan in that the grants of PRSUs are at-risk and subject to the Minimum Funding Threshold. If the Minimum Funding Threshold is achieved, the Committee compares the weighted average achievement of both financial metrics to the performance and payout schedule approved by the Committee in early 2024 with threshold, target and maximum goals, as set forth below. The Committee applies an increased payout of 10% for every 5% weighted average achievement above target, and a decreased payout of 10% for every 5% weighted average achievement below target. If the performance achievement results in a percentage between two performance levels on the scale, the grant payout is interpolated. The Committee may exercise discretion to adjust any of the grants of PRSUs, subject to any limitations set forth in the Omnibus SIP.

Performance and Payout Schedule	Level of Performance (Relative to Target Performance)	Level of Payout (Relative to Target # of PRSUs Granted)
Below Threshold	<80%	0%
Threshold	80%	60%
Target	100%	100%
Maximum	≥110%	120%

In evaluating the potential performance and payout levels of long-term equity incentive compensation PRSU awards relative to short-term cash-based incentives that may be earned under the Executive Bonus Plan, though both incentives are subject to similar financial metrics, PRSU awards utilize an interpolation scale with higher threshold and lower maximum payout levels, making it more difficult to achieve PRSU award payout levels at the top of the scale unless the Company significantly overperforms. As described above, Adjusted OIBDA and AFFO are measures that we use for managing our business, evaluating our operating performance, and planning and forecasting. Accordingly, we have historically set target financial goals that are rigorous in that the annual target goals set by the Committee have included a certain level of incremental Adjusted OIBDA and AFFO growth over each prior year’s actual results.

The Committee considered a number of factors when establishing each NEO’s 2024 total grant value:

✓    Recommendations from the Company’s former Chief Executive Officer (excluding for his own role) based on the Company performance objectives described above

✓    Market data and consultation provided by ClearBridge

✓    Existing contractual obligations through employment agreements

✓    Potential levels of dilution

✓    Internal equity amongst the NEO group

✓    The desire to place more emphasis on long-term incentives from a pay mix perspective

The table below provides the total 2024 grant-date value and the number of target PRSUs and TRSUs that were granted to each NEO.

	Total 2024	Number of Units Granted in 2024
NEO	Grant Value	Target PRSUs	TRSUs
Jeremy J. Male	$4,000,000	193,081	128,720
Matthew Siegel(1)	$2,250,000	108,608	72,405
Andrew R. Sriubas	$2,000,000	96,540	64,360
Clive Punter	$1,300,000	62,751	41,834
Richard H. Sauer	$800,000	38,616	25,744
(1) In February 2024, following a review of peer data and other factors, the Committee, in its discretion, increased Mr. Siegel’s annual long-term incentive target opportunity from $2,000,000 to $2,250,000. See “—Employment Agreements.”

In February 2025, the Committee determined the threshold level of Adjusted OIBDA and AFFO performance was attained (as described above for the Executive Bonus Plan for 2024) and, accordingly, the number of PRSUs actually earned based on the Company’s performance relative to the performance goals established by the Committee for the 2024 calendar year. The number of shares earned upon vesting of the PRSUs is determined in accordance with the performance and payout schedule described in the table above. For 2024, we achieved 101.6% of the weighted average achievement of a combination of target Adjusted OIBDA and target AFFO, which resulted in final PRSUs eligible to vest at 103% of target PRSUs. The table below sets forth the number of PRSUs earned in 2024 and eligible to vest in accordance with the time-based vesting schedule described below.

NEO	Target Number of PRSUs in 2024	Actual Number of PRSUs Earned Based on 2024 Performance
Jeremy J. Male	193,081	198,873
Matthew Siegel	108,608	111,866
Andrew R. Sriubas(1)	96,540	96,540
Clive Punter	62,751	64,633
Richard H. Sauer	38,616	39,774
(1) Effective December 31, 2024, Mr. Sriubas separated from the Company. Pursuant to the term of his employment agreement, Mr. Sriubas received accelerated vesting of his PRSU award at the target number granted.

The use of a one-year performance period for PRSU awards reflects the continually changing media landscape in which we operate. The digitization of our business and the increasing importance of transit contracts make it increasingly difficult to set financial performance goals in excess of one year. Establishing rigorous financial targets each year enables the team to focus on delivering results aligned to the needs of the Company with the flexibility to alter direction on an annual basis. Once earned, these awards time vest over a three-year period, and are subject to forfeiture as described below. Accordingly, we believe that a one-year performance period is the right time frame over which to evaluate certification of PRSU awards. As described below, going forward, we will use a one-year performance period for only a portion of PRSU awards, with the remaining portion of PRSU awards being subject to a three-year performance period and utilizing different financial metrics.

The TRSUs and any PRSUs actually earned generally vest in substantially equal installments over a three-year vesting period from the date of grant subject to each NEO’s respective continued employment through the applicable vesting date and the terms of such NEO’s employment agreement and/or equity award. If we pay regular cash dividends with respect to our common stock, the holders of TRSUs and any PRSUs actually earned will be eligible for dividend equivalent payments in shares of our common stock when and to the extent that the related TRSUs or PRSUs vest and are settled.

2025 Updates to PRSU Grants and Interim Chief Executive Officer Grant

For 2025, the Committee updated the Company’s long-term equity incentive compensation program by adding a relative total shareholder return (“TSR”) financial measure and removing AFFO as a financial measure for the allocation and calculation of the PRSU awards described above. The Committee modified the vesting schedule for the PRSU awards as well. Accordingly, the Company’s annual long-term equity incentive compensation will be comprised of the following components going forward:

Type of Long-Term Equity Incentive Compensation	Weighting	Overview	Rationale
PRSUs	60%	✓ 60% (36% of the total RSU award) earned based on one-year Adjusted OIBDA performance. Any earned PRSUs are also subject to ratable vesting over a three-year period following the grant date
✓     Based on financial metrics that are (1) directly linked to stock price growth including growth relative to the Company’s peers, (2) market-competitive, and (3) used by management as an indicator of the Company’s performance

✓ 40% (24% of the total RSU award) earned based on the Company’s TSR relative to the TSRs of the companies in a custom peer group (the “Peer Group”) based on a three-year performance period (the “TSR PRSU Grants”). Any earned PRSUs will cliff vest in full on the third anniversary of the award grant date
			✓ Differentiates long-term incentive compensation metrics from short-term incentive compensation metrics with addition of a relative TSR metric and the elimination of the AFFO metric.
			✓ Provides alignment with stockholders
			✓ Fosters retention
TRSUs	40%	✓ Vests ratably over a three-year period following the grant date	✓ Provides alignment with stockholders
			✓ Fosters retention

The TSR PRSU Grants performance metric is based on the Company’s TSR relative to the TSRs of the Peer Group as of January 1, 2025, measured over a three-year performance period from January 1, 2025 to December 31, 2027, with the number of PRSUs eligible to vest ranging from 0% to 200% of target based on a percentile ranking of the Company’s relative TSR. Subject to the performance condition, these TSR PRSU Grants will cliff vest in full on the third anniversary of the award grant date. Except with respect to the performance condition and the time-vesting period, the terms and conditions of the TSR PRSU Grants are substantially similar to those of the Company’s standard annual long-term equity incentive grants. TSR is to be calculated based on the 20-day trading average at the beginning and end of the performance period referenced above, with dividends assumed to be reinvested. The performance and payout schedule approved by the Committee for the TSR PRSU Grants is set forth below. If the performance achievement results in a relative ranking between the 25th and 75th percentile, the grant payout is determined by linear interpolation. The Committee may exercise discretion to adjust any of the TSR PRSU Grants, subject to any limitations set forth in the Omnibus SIP.

Level of Performance (Relative TSR Percentile Rank)	Level of Payout (Relative to Target Amount of TSR PRSU Grants)
Below 25th Percentile	0%
25th Percentile	50%
50th Percentile	100%
75th Percentile and above	200%

Additionally, in February 2025, the Committee, in consultation with ClearBridge, approved one-time grants of PRSUs (the “Transition PRSU Grants”) to certain NEOs to, among other things, address the change in vesting periods of the PRSU awards, from PRSU awards that had one-year determination periods in 2024 to PRSU awards that had a combination of one-year and three-year determination periods in 2025, as described in more detail above. The grant values of the Transition PRSU Grants were comprised of 100% PRSUs. The terms and conditions of the Transition PRSU Grants are substantially similar to those of the TSR PRSU Grants described above, except that the Company’s TSR relative to the TSRs of the Peer Group will be measured over a two-year performance period from January 1, 2025 to December 31, 2026, and these Transition PRSU Grants will cliff vest in full on the second anniversary of the award grant date.

As previously disclosed, in connection with Mr. Brien’s appointment as the Company’s Interim Chief Executive Officer, he was granted a one-time award of TRSUs under the Omnibus SIP (the “Interim CEO TRSUs”) with a total grant date value of $1,333,333. The Interim CEO TRSUs will vest on the one-year anniversary of the grant date subject to Mr. Brien’s employment agreement and terms and conditions of the Interim CEO TRSUs. If we pay regular cash dividends with respect to our common stock, the Interim CEO TRSUs will be eligible for dividend equivalent payments in shares of our common stock when and to the extent that the Interim CEO TRSUs vest and are settled.

Retirement, Deferred Compensation and Other Benefits

The Company maintains a broad-based tax-qualified defined contribution plan (the “401(k) Plan”) and a non-qualified deferred compensation plan (the “Excess 401(k) Plan”), effective as of January 1, 2014. During 2024, we provided participating NEOs with matching contributions in the 401(k) Plan and the Excess 401(k) Plan as we believe this benefit is reasonable and market-competitive.

Information regarding the participation by our NEOs in the Excess 401(k) Plan is set forth in the 2024 Non-qualified Deferred Compensation table and the narratives following this table. The Excess 401(k) Plan provides our senior executives with the opportunity to save for retirement beyond the qualified plan limitations.

In addition, we provide our employees, including our NEOs, broad-based benefits designed to attract and retain key talent and support our employee’s health, well-being and overall development, including healthcare and insurance benefits.

Stock Ownership Guidelines

To better align the interests of our executive team with those of our stockholders, we have adopted stock ownership guidelines for our executive officers. Ownership in the Company is evidence of the confidence our executives have in the Company’s long-term performance.

✓    Chief Executive Officer: 5x base salary

✓    Chief Financial Officer: 3x base salary

✓    Other executive officers: 2x base salary

Shares considered “owned” for purposes of complying with the stock ownership guidelines are:

✓    Shares of stock owned individually or jointly, or in trusts owned by the executive

✓    TRSUs

✓    PRSUs once performance level and number of PRSUs earned have been determined

Each executive officer has five years from the time such executive officer becomes subject to the ownership guidelines to meet the guideline. Once the executive’s qualified holdings reach the guideline, the executive will be deemed to have met the guideline going forward. The executive will need to maintain a level of ownership in either the number of shares held when the guideline was met (to mitigate the need to increase the number of shares owned when there is a reduction in the share price) or the current dollar guideline

(to have the ability to reduce the number of shares when the share price increases). Management will present a progress report annually to the Committee regarding ownership levels.

As of or prior to December 31, 2024, all of the executive officers, including all of the NEOs, have met their respective ownership guidelines.

Clawback Policy

The Company previously adopted a Clawback Policy in accordance with the applicable NYSE and SEC rules. The Clawback Policy provides that, in the event the Company is required to prepare an accounting restatement due to the Company’s material noncompliance with any financial reporting requirement under the securities laws, the Company will recover all incentive compensation received by all current and former Section 16 officers (and any other persons designated by the Board as a covered executive), during the three completed fiscal years preceding the date the Company was required to prepare an accounting restatement in excess of the amount of incentive compensation that would have been received had such incentive compensation been determined based on the restated financial results. A copy of the Clawback Policy is filed as Exhibit 97.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, which was filed with the SEC on February 28, 2025.

In connection with the Company’s accounting restatement, as described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, the Committee conducted an analysis of the accounting restatement with the Company’s management particularly as to whether any excess incentive compensation was received by any covered executives during the applicable recoupment period in accordance with the Clawback Policy. The Committee and the Board concluded that no recoupment of excess incentive compensation was required under the Clawback Policy in connection with the accounting restatement because no covered executive received excess incentive compensation in connection with the accounting restatement. This is due to the fact that (i) the accounting restatement did not result in any changes to any of the Company’s financial metrics utilized in the calculation of incentive compensation; and (ii) with respect to compensation utilizing the Company’s TSR, there was no measurable effect on TSR from the accounting restatement as the accounting restatement did not impact the Company’s dividends, there was no noticeable impact on the Company’s common stock price, and there was no adverse feedback from investors or analysts after the accounting restatement was publicly disclosed.

Insider Trading Policy

The Company has adopted an Insider Trading Policy governing the purchase, sale and/or other dispositions of the Company’s securities by its directors, officers and employees, or by the Company itself, that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations and the listing rules of the NYSE. A copy of the Company's Insider Trading Policy is filed as Exhibit 19.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, which was filed with the SEC on February 28, 2025.

Compensation Risk Assessment

In 2024, as part of the Company’s enterprise risk management process, our Chief Financial Officer, Chief Human Resources Officer, General Counsel, Vice President, Internal Audit, Controller, Corporate Secretary and Vice President of Compensation evaluated our compensation programs for potential areas of risk. During this initial risk assessment, we reviewed our compensation and benefit programs to identify potential risks and risk mitigation factors. On the basis of this initial assessment, management concluded that the Company’s compensation programs are structured in a way that does not create risks that are reasonably likely to have a material adverse effect on the Company. The Committee reviewed the results of this assessment at the end of 2024 and agreed with management’s conclusion.

COMPENSATION COMMITTEE REPORT

The following Compensation Committee Report does not constitute “soliciting material” and shall not be deemed “filed” or incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent OUTFRONT Media Inc., a Maryland corporation (the “Company”), specifically requests that the information be treated as soliciting material or specifically incorporates such information by reference into a document filed under the Securities Act or the Exchange Act.

The Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of the Company has reviewed and discussed with the Company’s management the Compensation Discussion and Analysis (“CD&A”) included in the Company’s proxy statement for the 2025 Annual Meeting of Stockholders (the “Proxy Statement”). Based on that review and discussion, the Compensation Committee has recommended to the Board that the CD&A be included in the Proxy Statement and incorporated by reference from the Proxy Statement into the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, which was filed with the Securities and Exchange Commission on February 28, 2025.

Members of the Compensation Committee

Peter Mathes, Chair
Angela Courtin

2024 Summary Compensation Table

The following table presents summary information regarding the compensation awarded to, earned by, or paid to each of the NEOs for services rendered to us for the years ended December 31, 2024, 2023 and 2022, as applicable.

Name and Principal Position(a)	Year (b)	Salary ($)(c)(1)	Bonus ($)(d)	Stock Awards ($)(e)(2)	Option Awards ($)(f)	Non-Equity Incentive Plan Compensation ($)(g)(1)(3)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)(h)	All Other Compensation ($)(i)(4)	Total ($)(j)
Jeremy J. Male	2024	1,400,000	—	3,999,986	—	1,787,100	—	1,260	7,188,346
Former Chairman and Chief	2023	1,400,000	—	3,999,989	—	1,046,500	—	1,260	6,447,749
Executive Officer	2022	1,387,692	—	3,999,975	—	2,425,649	—	1,260	7,814,576
Matthew Siegel	2024	687,500	—	2,249,992	—	677,911	—	12,894	3,628,297
Executive Vice President,	2023	650,000	—	1,999,995	—	359,125	—	13,244	3,022,364
Chief Financial Officer	2022	650,000	—	1,999,975	—	839,800	—	60,375	3,550,150
Andrew R. Sriubas	2024	650,000	—	1,999,987	—	613,275	—	31,269	3,294,531
Former Executive Vice President,	2023	650,000	—	1,999,995	—	359,125	—	30,744	3,039,864
Chief Commercial Officer	2022	650,000	—	1,999,975	—	839,800	—	56,875	3,546,650
Clive Punter	2024	650,000	—	1,299,992	—	613,275	—	31,269	2,594,536
Former Executive Vice President,	2023	650,000	—	1,299,982	—	359,125	—	12,369	2,321,476
Chief Revenue Officer	2022	650,000	—	1,299,970	—	839,800	—	11,494	2,801,264
Richard H. Sauer	2024	650,000	—	799,995	—	505,050	—	12,832	1,967,877
Executive Vice President,	2023	650,000	—	799,998	—	295,750	—	12,369	1,758,117
General Counsel	2022	626,923	—	799,970	—	655,901	—	11,287	2,094,081

(1)Salary and Non-Equity Incentive Plan Compensation for 2024 include amounts deferred under qualified and non-qualified arrangements.
(2)For stock awards made in 2024, these amounts reflect the aggregate grant date fair values of grants under the Omnibus SIP, determined in accordance with FASB ASC Topic 718. For the total annual PRSUs granted in 2024 to Messrs. Male, Siegel, Sriubas, Punter and Sauer (representing $2,399,997, $1,349,997, $1,199,992, $779,995 and $479,997, respectively, of the aggregate grant date values included in column (e)), the maximum grant date value, determined in accordance with FASB ASC Topic 718, would be $2,879,996, $1,619,997, $1,439,991, $935,994 and $575,996, respectively. The assumptions upon which these amounts are based are set forth in Note 14 to our consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024. In February 2025, the Committee determined the threshold level of Adjusted OIBDA and AFFO performance for the 2024 annual PRSUs was attained, which based on weighted average achievement of a target Adjusted OIBDA and target AFFO resulted in final 2024 annual PRSUs eligible to vest at 103% of target. See “—Compensation Discussion and Analysis—Elements of 2024 NEO Compensation—Performance-Based Compensation—Long-Term Equity Incentive Compensation.”
(3)Amounts represent the annual bonus earned for 2024 under the Executive Bonus Plan. See “—Compensation Discussion and Analysis—Elements of 2024 NEO Compensation—Performance-Based Compensation—Executive Cash Bonus Plan.”
(4)The following table and footnotes describe each component of the “All Other Compensation” column for 2024:

Named Executive Officer	Company Contribution to 401(k) Plan ($)	Company Contribution to 401(k) Excess Plan/Deferred Compensation Arrangement ($)	Company-Paid Life Insurance ($)	Total ($)
Jeremy J. Male	—	—	1,260	1,260
Matthew Siegel	12,075	—	819	12,894
Andrew R. Sriubas	12,075	18,375	819	31,269
Clive Punter	12,075	18,375	819	31,269
Richard H. Sauer	12,013	—	819	12,832

2024 Grants of Plan-Based Awards

The following table sets forth information concerning grants of non-equity and equity incentive awards to the NEOs under the Executive Bonus Plan and the Omnibus SIP for the year ended December 31, 2024.

		Committee Action Date(1)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Possible Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Grant Date		Threshold ($)(2)	Target ($)(2)	Maximum ($)(2)	Threshold (#)	Target (#)	Maximum (#)
Jeremy J. Male	2/20/2024	2/20/2024	—	—	—	—	—	—	128,720(4)	—	—	1,599,990
	2/20/2024	2/20/2024	—	—	—	115,849(5)	193,081(5)	231,697(5)	—	—	—	2,399,997
	—	—	805,000	1,610,000	3,220,000	—	—	—	—	—	—	—
Matthew Siegel	2/20/2024	2/20/2024	—	—	—	—	—	—	72,405(4)	—	—	899,994
	2/20/2024	2/20/2024	—	—	—	65,165(5)	108,608(5)	130,330(5)	—	—	—	1,349,997
	—	—	305,366	610,731	1,221,462	—	—	—	—	—	—	—
Andrew R.	2/20/2024	2/20/2024	—	—	—	—	—	—	64,360(4)	—	—	799,995
Sriubas	2/20/2024	2/20/2024	—	—	—	57,924(5)	96,540(5)	115,848(5)	—	—	—	1,199,992
	—	—	276,250	552,500	1,105,000	—	—	—	—	—	—	—
Clive Punter	2/20/2024	2/20/2024	—	—	—	—	—	—	41,834(4)	—	—	519,997
	2/20/2024	2/20/2024	—	—	—	37,651(5)	62,751(5)	75,301(5)	—	—	—	779,995
	—	—	276,250	552,500	1,105,000	—	—	—	—	—	—	—
Richard H.	2/20/2024	2/20/2024	—	—	—	—	—	—	25,744(4)	—	—	319,998
Sauer	2/20/2024	2/20/2024	—	—	—	23,170(5)	38,616(5)	46,339(5)	—	—	—	479,997
	—	—	227,500	455,000	910,000	—	—	—	—	—	—	—

(1)The “Committee Action Date” refers to the date on which the Committee approved the equity grant. See “—Compensation Discussion and Analysis—Elements of 2024 NEO Compensation—Performance-Based Compensation—Long-Term Equity Incentive Compensation.”
(2)Amounts shown in these columns represent the annual bonus opportunity under the Executive Bonus Plan for 2024 for each participating NEO. The actual bonus earned for 2024 was determined by the Committee in early 2025, as described above under “—Compensation Discussion and Analysis—Elements of 2024 NEO Compensation—Performance-Based Compensation—Executive Cash Bonus Plan,” and is set forth in the “Non-Equity Incentive Plan Compensation” column of the 2024 Summary Compensation Table for all NEOs. The amounts shown in the “Threshold” column represent the amount that the NEO could earn based on (a) achievement of the Minimum Funding Threshold, weighted 67%, and (b) achievement of the individual performance component at 50%, weighted 33%. The amounts shown in the “Target” column represent the amount that the NEO could earn based on (a) achievement of 100% of the weighted average target Adjusted OIBDA and target AFFO metric for 2024, weighted 67% and (b) achievement of the individual performance component at 100%, weighted 33%. The amounts shown in the “Maximum” column represents the amount that the NEO could earn based on (a) achievement of 110% of the weighted average target Adjusted OIBDA and target AFFO for 2024, weighted 67% and (b) achievement of the individual performance component at 200%, weighted 33%.
(3)Amounts reflect the fair value on the date of grant, and, for awards subject to performance-based vesting conditions, based on the probable outcome of the performance conditions as of the grant date of the awards reported in the table, in all cases, calculated in accordance with FASB ASC Topic 718.
(4)Represents the TRSU portion of the 2024 annual long-term equity incentive award granted to each participating NEO under the Omnibus SIP, described under “—Compensation Discussion and Analysis—Elements of 2024 NEO Compensation—Performance-Based Compensation—Long Term Equity Incentive Compensation.” The 2024 annual TRSUs were granted under the Omnibus SIP and generally vest in equal installments on each of February 20, 2025, 2026 and 2027, subject to the NEO’s continued service on each applicable vesting date and the terms of such NEO’s employment agreement and/or equity awards.
(5)Amounts shown in these columns represent the PRSU portion of the 2024 annual long-term equity incentive awards granted to each participating NEO under the Omnibus SIP. The actual number of annual PRSUs earned and eligible to vest for 2024 was determined by the Committee in early 2025, as described under “—Compensation Discussion and Analysis—Elements of 2024 NEO Compensation—Performance-Based Compensation—Long-Term Equity Incentive Compensation.” The amounts shown in the “Threshold” column represent the number of PRSUs (in other words, 60% of the target award) that would become eligible to vest at achievement of the Minimum Funding Threshold. The amounts shown in the “Target” column represent the number of PRSUs (in other words 100% of the target award) that would become eligible to vest at 100% achievement of the weighted average target Adjusted OIBDA and target AFFO metric for 2024. The amounts shown in the “Maximum” column represent the number of PRSUs (in other words, 120% of the target award) that would become eligible to vest at achievement equal to or greater than 110% of the weighted average target Adjusted OIBDA and target AFFO metric for 2024. To the extent earned, the PRSUs generally vest in equal installments on each of February 20, 2025, 2026 and 2027, subject to the NEO’s continued service on each applicable vesting date and the terms of such NEO’s employment agreement and/or equity awards. In February 2025, the Committee determined the threshold level of Adjusted OIBDA and AFFO performance was attained for the 2024 annual PRSUs, which based on weighted average achievement of a combination of target Adjusted OIBDA and target AFFO, resulted in final 2024 annual PRSUs eligible to vest at 103% of target PRSUs.

Description of Plan-Based Awards

Non-equity incentive awards and equity awards reported in the 2024 Grants of Plan-Based Awards table were granted to the applicable NEOs under the Executive Bonus Plan and the Omnibus SIP, respectively.

Annual Bonuses under the Executive Bonus Plan

Please refer to the section entitled “—Compensation Discussion and Analysis—Elements of 2024 NEO Compensation—Performance-Based Compensation—Executive Cash Bonus Plan” above for a description of the 2024 annual cash bonus award opportunities.

PRSU and TRSU Awards

The number of annual PRSUs and TRSUs awarded to each NEO was determined by dividing the target value to be delivered to each NEO by the closing price of a share of our common stock on the NYSE on February 20, 2024. As described above, the number of annual PRSUs actually earned by an NEO is determined based on the achievement of the applicable performance goal for 2024; any earned annual PRSUs generally vest in substantially equal installments on each of February 20, 2025, 2026 and 2027. The annual TRSUs generally vest in substantially equal installments on each of February 20, 2025, 2026 and 2027.

Employment Agreements

As described above, all of the NEOs entered into or had employment arrangements during 2024 that set forth the terms and conditions of their employment with us. For the vesting terms of long-term equity incentive awards granted to the NEOs during 2024, see “—2024 Grants of Plan-Based Awards.” For a description of the payments and benefits that would be provided to the NEOs in connection with a termination of their employment, see “—Potential Payments upon Termination or Change in Control.”

Jeremy J. Male

Effective September 18, 2013, we entered into an employment agreement with Mr. Male (the “2013 employment agreement”) that provided for his employment as our Chief Executive Officer through September 17, 2016. In 2015, we exercised our option to extend Mr. Male’s term for a one-year period ending September 17, 2017, pursuant to the terms of his employment agreement. The 2013 employment agreement provided for an annual base salary of $1.35 million, and an annual target bonus opportunity equal to 85% of his annual salary (with a maximum bonus opportunity equal to 200% of his annual salary), which compensation was subject to review and increase at the discretion of the Committee. In 2015, the Committee, in its discretion, increased Mr. Male’s annual target bonus opportunity to 100% of his annual salary. Effective September 18, 2017, we entered into a new employment agreement with Mr. Male that provides for his continued employment as our Chief Executive Officer through September 17, 2020, with automatic one-year extensions if the employment agreement is not otherwise terminated by the Company or Mr. Male (the “2017 employment agreement”). The 2017 employment agreement provides for an annual base salary of $1.35 million, and an annual target bonus opportunity equal to 100% of his annual base salary (with a maximum bonus opportunity equal to 200% of his annual base salary), which compensation is subject to review and increase at the discretion of the Committee. In 2019, the Committee, in its discretion, increased Mr. Male’s annual target bonus opportunity to 115% of his annual base salary. In 2022, the Committee, in its discretion, increased Mr. Male’s annual base salary to $1.4 million.

Under the terms of the 2013 employment agreement, Mr. Male became eligible to receive annual grants of long-term equity incentive compensation, as determined by the Committee, based on a target value of $2 million. In 2015, the Committee approved an increase of Mr. Male’s target long-term equity incentive value to $3 million based on a competitive market review. In 2016, the Committee re-approved Mr. Male’s target long-term equity incentive value of $3 million. In connection with the Company’s initial public offering (the “IPO”), Mr. Male was afforded the opportunity to purchase shares of our common stock at the public offering price having an aggregate value of up to $4 million. For each share of our common stock purchased, Mr. Male received 0.625 RSUs payable in shares of our common stock. Under the terms of the 2017 employment agreement, Mr. Male was eligible to receive annual grants of long-term equity incentive compensation based on a target value of $3.5 million. In 2022, the Committee approved an increase of Mr. Male’s target long-term equity incentive value to $4.0 million.

Mr. Male was entitled to participate in arrangements for benefits, business expenses and perquisites generally available to our other senior executives.

Mr. Male’s employment agreement also contains restrictive covenants imposing non-competition and non-disparagement obligations, restricting solicitation of employees, protecting confidential information and ownership of work product and requiring cooperation in litigation, as well as other covenants, during his employment and for specified periods after the termination of employment.

Effective February 10, 2025, Mr. Male no longer served as the Company’s Chairman and Chief Executive Officer and as a member of the Board, and separated from the Company effective March 31, 2025. Pursuant to a letter agreement, dated as of December 16, 2024 (the “Letter Agreement”), between Mr. Male and the Board, Mr. Male’s separation would be a resignation for “Good Reason” under the 2017 employment agreement, and Mr. Male would be entitled to the payments and benefits provided for thereunder.

Matthew Siegel

Effective May 24, 2018, we entered into an employment agreement with Mr. Siegel that provides for his employment as our Executive Vice President and Chief Financial Officer from June 4, 2018 through June 3, 2021, with automatic one-year extensions if the Agreement is not otherwise terminated by the Company or Mr. Siegel. The employment agreement provides for an annual base salary of $650,000, and an annual target bonus opportunity equal to 75% of his annual base salary, which compensation is subject to review and increase at the discretion of the Committee. In 2020, the Committee, in its discretion, increased Mr. Siegel’s annual target bonus opportunity to 85% of his annual base salary. In 2024, the Committee, in its discretion, increased Mr. Siegel’s annual base salary to $700,000, and increased Mr. Siegel’s annual target bonus opportunity to 90% of his annual base salary.

Under the terms of his employment agreement, Mr. Siegel is eligible to receive annual grants of long-term incentive compensation as determined by the Committee based on a target value of $1.2 million. In 2018, Mr. Siegel received a one-time grant of long-term equity incentive compensation in the form of RSUs with a value of $300,000 in connection with entering into the employment agreement. In 2020, the Committee approved an increase to Mr. Siegel’s target long-term equity incentive value to $1.5 million. In 2021, the Committee approved an increase of Mr. Siegel’s target long-term equity incentive value to $1.75 million. In 2022, the Committee approved an increase of Mr. Siegel’s target long-term equity incentive value to $2.0 million. In 2024, the Committee approved an increase in Mr. Siegel’s target long-term equity incentive value to $2.25 million.

Mr. Siegel also is entitled to participate in arrangements for benefits, business expenses and perquisites generally available to our other senior executives.

Mr. Siegel’s employment agreement also contains restrictive covenants imposing non-competition and non-disparagement obligations, restricting solicitation of employees, protecting confidential information and ownership of work product and requiring cooperation in litigation, as well as other covenants, during his employment and for specified periods after the termination of employment.

Andrew R. Sriubas

Effective July 28, 2014, we entered into an employment agreement with Mr. Sriubas that provided for his employment as our Executive Vice President, Strategic Planning & Development through July 27, 2017. The employment agreement provided for an annual base salary of $550,000, and an annual target bonus opportunity equal to 75% of his annual base salary, which compensation was subject to review and increase at the discretion of the Committee. Effective July 28, 2017, we entered into a new employment agreement with Mr. Sriubas that provides for his service as the Company’s Chief Commercial Officer through July 27, 2020, with automatic one-year extensions if the employment agreement is not otherwise terminated by the Company or Mr. Sriubas. The employment agreement provides for an annual base salary of $650,000, and an annual target bonus opportunity equal to 85% of his annual base salary (with a maximum bonus opportunity of 200% of his annual base salary if the applicable performance goals are exceeded) which compensation is subject to review and increase at the discretion of the Committee. The employment agreement also provides that Mr. Sriubas’s 2017 annual target bonus be calculated on a pro-rata basis using his applicable annual base salary and annual target bonus percentage before and after July 28, 2017.

Under the terms of Mr. Sriubas’s previous employment agreement with the Company, Mr. Sriubas received annual grants of long-term equity compensation as determined by the Committee, based on a target value of $750,000. Under the terms of his new employment agreement, commencing in 2018, Mr. Sriubas was eligible to receive, annual grants of long-term equity compensation based on a target value of $2,000,000, as well as an additional equity award if the Company renewed its contract with the MTA in an amount and on the terms and conditions to be determined by the Board and the Company’s former Chief Executive Officer in their sole discretion. In connection with the Company renewing its contract with the MTA, Mr. Sriubas received a one-time TRSU award in the amount of $650,000 in November 2017.

Mr. Sriubas was entitled to participate in arrangements for benefits, business expenses and perquisites generally available to our other senior executives.

Mr. Sriubas’s employment agreement also contains restrictive covenants imposing non-competition and non-disparagement obligations, restricting solicitation of employees, protecting confidential information and ownership of work product and requiring cooperation in litigation, as well as other covenants, during his employment and for specified periods after the termination of employment.

Effective December 31, 2024, Mr. Sriubas separated from the Company without “Cause” under the terms of his existing employment agreement with the Company, and was entitled to the payments and benefits provided for thereunder.

Clive Punter

Effective as of October 6, 2014, we entered into an employment agreement with Mr. Punter that provided for his employment as our Executive Vice President, Chief Revenue Officer through October 5, 2017. The employment agreement provided for an annual base salary of $550,000 and an annual target bonus opportunity equal to 75% of his annual salary which compensation was subject to review and increase at the discretion of the Committee. Effective as of October 6, 2017, we entered into a new employment agreement with Mr. Punter that provides for his continued employment as our Executive Vice President, Chief Revenue Officer until his employment is terminated by the Company or Mr. Punter. The employment agreement provides for an annual base salary of $620,000, and an annual target bonus opportunity equal to 75% of his annual base salary, which compensation is subject to review and increase at the discretion of the Committee. In 2019, the Committee, in its discretion, increased Mr. Punter’s annual target bonus opportunity to 80% of his annual base salary. In 2020, the Committee, in its discretion, increased Mr. Punter’s annual base salary to $650,000 and his target bonus opportunity to 85% of his annual base salary.

Under the terms of Mr. Punter’s previous employment agreement with the Company, Mr. Punter received annual grants of long-term equity incentive compensation, as determined by the Committee, based on a target value of $750,000. Under the terms of his new employment agreement, commencing in 2018, Mr. Punter was eligible to receive annual grants of long-term incentive equity compensation based on a target value of $825,000, which is subject to review and a performance increase by $175,000 at the discretion of the Committee. In 2019, the Committee approved an increase of Mr. Punter’s target long-term equity incentive value to $1,000,000. In 2020, the Committee approved an increase of Mr. Punter’s target long-term equity incentive value to $1,150,000. In 2022, the Committee approved an increase of Mr. Punter’s target long-term equity incentive value to $1.3 million.

Mr. Punter was entitled to participate in arrangements for benefits, business expenses and perquisites generally available to our other senior executives.

Mr. Punter’s employment agreement also contains restrictive covenants imposing non-competition and non-disparagement obligations, restricting solicitation of employees, protecting confidential information and ownership of work product and requiring cooperation in litigation, as well as other covenants, during his employment and for specified periods after the termination of employment.

Effective March 31, 2025, Mr. Punter separated from the Company without “Cause” under the terms of his existing employment agreement with the Company, and was entitled to the payments and benefits provided for thereunder.

Richard H. Sauer

Effective February 17, 2014, we entered into an employment agreement with Mr. Sauer that provided for his employment as our Executive Vice President, General Counsel through February 25, 2015, with an option for us to extend the agreement for an additional two-year period, which we exercised. The employment agreement provided for an annual base salary of $450,000 for the first year of the term and $475,000 for each of the second and third years of the term, and an annual target bonus opportunity equal to 50% of his annual base salary, which compensation was subject to review and increase at the discretion of the Committee. In 2016, the Committee approved an increase of Mr. Sauer’s annual base salary to $500,000 and Mr. Sauer’s annual target bonus opportunity to 60% of his annual base salary, based on a competitive market review. Effective March 1, 2017, we entered into a new employment agreement with Mr. Sauer that provides for his service as our Executive Vice President, General Counsel until his employment is terminated by the Company or Mr. Sauer. The employment agreement provides for an annual base salary of $575,000, and an annual target bonus opportunity equal to 65% of his annual base salary, which compensation is subject to review and increase at the discretion of the Committee. In 2022, the Committee, in its discretion, increased Mr. Sauer’s annual base salary to $650,000 and his annual target bonus opportunity to 70% of his annual base salary.

Under the terms of Mr. Sauer’s previous employment agreement with the Company, Mr. Sauer received annual grants of long-term equity incentive compensation, as determined by the Committee, based on a target value of $275,000 for the first year of the term, and $350,000 for each of the second and third years of the term. In 2015, the Committee approved an increase of Mr. Sauer’s long-term equity incentive compensation based on a target value of $600,000. Under the terms of his new employment agreement, Mr. Sauer is eligible to receive annual grants of long-term incentive compensation based on a target value of $600,000. In 2020, the Committee approved an increase of Mr. Sauer’s target long-term equity incentive value to $750,000. In 2022, the Committee approved an increase of Mr. Sauer’s target long-term equity incentive value to $800,000.

Mr. Sauer also is entitled to participate in arrangements for benefits, business expenses and perquisites generally available to other senior executives.

Mr. Sauer’s employment agreement also contains restrictive covenants imposing non-competition and non-disparagement obligations, restricting solicitation of employees, protecting confidential information and ownership of work product and requiring cooperation in litigation, as well as other covenants, during his employment and for specified periods after the termination of employment.

2024 Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning the outstanding equity awards held by the NEOs as of December 31, 2024, including PRSUs and TRSUs that were granted in 2022, 2023 and 2024. The market values in this table were calculated using the closing price of a share of our common stock on the NYSE on December 31, 2024, the last trading day of 2024, which was $18.18, as retroactively adjusted following the reverse stock split on the Company's common stock effectuated on January 17, 2025. For a discussion of the reverse stock split, see Note 14 to our consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Jeremy J. Male	2/20/2022	—	—	—	—	56,511	1,027,370	—	—
	2/20/2023	—	—	—	—	110,671	2,011,999	—	—
	2/20/2024	—	—	—	—	327,593	5,955,641	—	—
Matthew Siegel	2/20/2022	—	—	—	—	28,255	513,676	—	—
	2/20/2023	—	—	—	—	55,337	1,006,027	—	—
	2/20/2024	—	—	—	—	184,271	3,350,047	—	—
Andrew R. Sriubas(2)	2/20/2022	—	—	—	—	—	—	—	—
	2/20/2023	—	—	—	—	—	—	—	—
	2/20/2024	—	—	—	—	—	—	—	—
Clive Punter	2/20/2022	—	—	—	—	18,366	333,894	—	—
	2/20/2023	—	—	—	—	35,968	653,898	—	—
	2/20/2024	—	—	—	—	106,467	1,935,570	—	—
Richard H. Sauer	2/20/2022	—	—	—	—	11,302	205,470	—	—
	2/20/2023	—	—	—	—	22,135	402,414	—	—
	2/20/2024	—	—	—	—	65,518	1,191,117	—	—

(1)    Set forth below is a schedule of the vesting related to each grant date for the equity awards identified in this column in the above table. The number of units in this table includes annual TRSUs, and annual PRSUs (subject to time-based vesting after December 31, 2024) reflecting actual achievement of the applicable performance metrics for annual PRSUs granted in 2022, 2023 and 2024. The material terms governing such awards are described above under “—Compensation Discussion and Analysis—Elements of 2024 NEO Compensation—Performance-Based Compensation Long-Term Equity Incentive Compensation.” All awards listed below are subject to the NEO’s continued service on each applicable vesting date and the terms of such NEO’s employment agreement and/or equity award. See “—Employment Agreements” and “—Potential Payments Upon Termination or Change in Control.”
(2)    Mr. Sriubas’s outstanding RSUs vested in full on December 31, 2024 in connection with his separation from the Company pursuant to the terms of his employment agreement and are reported in the 2024 Option Exercises and Stock Vested table below.

Grant Date	Stock Awards Vesting Schedule
2/20/2022	Vests annually in three equal installments beginning on February 20, 2023
2/20/2023	Vests annually in three equal installments beginning on February 20, 2024
2/20/2024	Vests annually in three equal installments beginning on February 20, 2025

2024 Option Exercises and Stock Vested

The following table sets forth information concerning the vesting of stock awards with respect to the NEOs for the year ended December 31, 2024.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Jeremy J. Male	—	—	172,677	2,146,375
Matthew Siegel	—	—	86,341	1,073,219
Andrew R. Sriubas	—	—	335,178	5,464,515
Clive Punter	—	—	56,337	700,269
Richard H. Sauer	—	—	35,404	440,071

2024 Pension Benefits

The Company does not provide any qualified or non-qualified defined benefit pension plan participation to its NEOs.

2024 Non-qualified Deferred Compensation

Except as described below, none of our NEOs participated in a non-qualified deferred compensation arrangement in 2024. The following table sets forth information concerning non-qualified deferred compensation with respect to the NEOs for the year ended December 31, 2024.

Name	Plan Name	Executive Contributions in Last FY ($)(1)		Company Contributions in Last FY ($)(2)		Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/Distributions ($)	Aggregate Balance at Last FYE ($)(4)
Jeremy J. Male	—	—		—		—	—	—
Matthew Siegel	Outfront Media Excess 401(k) Plan	—		—		36,908	—	747,937
Andrew R. Sriubas	Outfront Media Excess 401(k) Plan	79,900		18,375		130,421	—	1,268,627
Clive Punter	Outfront Media Excess 401(k) Plan	30,850	—	18,375	—	42,897	—	481,041
Richard H. Sauer	—	—		—		—	—	—

(1)    The amount reported is included in the “Salary” column of the 2024 Summary Compensation Table.
(2)    The amount reported is included in the “All Other Compensation” column of the 2024 Summary Compensation Table.
(3)    The Outfront Media Excess 401(k) Plan does not offer above market earnings. As a result, these earnings are not included in the 2024 Summary Compensation Table.
(4)    The aggregate balance for the Outfront Media Excess 401(k) Plan includes the following amounts previously reported as compensation in the 2024 Summary Compensation Table: $219,498 with respect to Mr. Siegel and $283,268 with respect to Mr. Sriubas.

Description of Non-qualified Deferred Compensation

Set forth below is information with respect to the plan under which deferral of compensation is reflected in the table above.

Outfront Media Excess 401(k) Plan

The Outfront Media Excess 401(k) Plan (the “Excess 401(k) Plan”) is an unfunded non-qualified deferred compensation plan intended to provide benefits to employees who are eligible to participate in the Company’s 401(k) Plan and whose annual eligible compensation exceeds the federal annual limit. A participant can defer between 1% and 15% of his or her eligible compensation through payroll deductions on a pre-tax basis. Eligible compensation generally includes base pay or salary, including pre-tax contributions to the Company’s 401(k) Plan and the Company’s group health and welfare plans, flexible spending accounts and contributions to the commuter reimbursement account plan, plus overtime, bonus, commissions, hazard pay and shift differential pay. For 2024, the Company matched Excess 401(k) Plan contributions based on the rate of matching contributions under the Company’s 401(k) Plan (70% of the first 5% of eligible compensation deferred on a pre-tax basis). Company matching contributions are fully vested after five years of service. Matching contributions made by the Company to the Company’s 401(k) Plan and the Excess 401(k) Plan are made with respect to a portion of a participant’s eligible annual compensation up to $750,000.

Deferred amounts are reflected in phantom notional accounts and are credited with earnings and/or losses as if the deferred amounts were actually invested in accordance with the participant’s investment elections in the Excess 401(k) Plan. Company matching contributions are also reflected in phantom notional accounts, which are credited in the same manner. The Company’s 401(k) Plan offers 24 investment options in which amounts in the Excess 401(k) Plan balances may be notionally invested, and participants generally may change or reallocate investment directions on any business day on which the NYSE is open. The vested portion of a participant’s Excess 401(k) Plan account is distributed in cash after termination of employment in accordance with the participant’s distribution election, either in a lump sum payment or in installment payments, or as otherwise provided in the Excess 401(k) Plan.

Potential Payments upon Termination or Change in Control

During 2024, the NEOs had employment arrangements providing for separation payments upon certain types of termination of employment. The table below sets forth estimated potential payments that would have been made to the applicable NEO if such NEO’s employment had terminated as of December 31, 2024, except for benefits that are provided pursuant to plans or arrangements that do not discriminate in favor of executive officers and are available generally to all salaried employees, such as amounts accrued under the Company’s 401(k) Plan and the Excess 401(k) Plan, disability benefits and accrued vacation pay. In addition, in 2015, the Committee approved and adopted an Executive Change in Control Severance Plan (the “CIC Plan”), effective January 1, 2016, for the benefit of the Company’s executive officers, including NEOs.

Payments made to an NEO would be made subject to any applicable requirements of Section 409A of Internal Revenue Code of 1986, as amended (the “Code”). Receipt of the payments and benefits shown below upon a termination without “Cause” or for “Good Reason”, each as defined below, or termination following a “Change in Control” (as defined in each of the Omnibus SIP, the related equity award terms and conditions, and the CIC Plan, as applicable), is conditioned on the NEO’s execution of a release in favor of the Company. In determining the benefits payable upon certain terminations of employment, we assumed in all cases that the NEO has complied and continues to comply with, as applicable, all of the restrictive and other covenants included in his employment agreement and has not become employed by a new employer in those cases where the employment agreement requires mitigation by the NEO.

To estimate the payment amounts, the Company used the closing price of our common stock on December 31, 2024, the last trading day of 2024, which was $18.18, as retroactively adjusted following the reverse stock split on the Company's common stock effectuated on January 17, 2025. For a discussion of the reverse stock split, see Note 14 to our consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Name	Salary and Other Cash Compensation ($)(1)	Annual Bonus ($)(2)	Pro-Rated Bonus ($)(3)	Deferred Compensation ($)	Continuation of Medical, Dental and Life Insurance ($)(4)	Other Payments(5)	Vesting of Equity Awards ($)(6)	Total ($)
Jeremy J. Male
Termination for Cause	—	—	—	—	—	—	—	—
Voluntary termination without Good Reason	—	—	—	—	—	—	8,995,010	8,995,010
Without Cause or Good Reason termination	1,400,000	1,610,000	—	—	31,063	100,000	8,889,711	12,030,774
Termination following Change in Control(7)	4,200,000	4,830,000	—	—	93,189	100,000	8,889,711	18,112,900
Disability(8)	—	—	805,000	—	—	100,000	8,889,711	9,794,711
Death	—	—	—	—	—	—	8,889,711	8,889,711
Matthew Siegel
Termination for Cause	—	—	—	—	—	—	—	—
Voluntary termination without Good Reason	—	—	—	—	—	—	—	—
Without Cause or Good Reason termination	700,000	630,000	—	—	25,047	—	2,113,643	3,468,690
Termination following Change in Control(7)	1,400,000	1,260,000	—	—	50,094	—	4,810,519	7,520,613
Disability(8)	—	—	315,000	—	—	—	4,810,519	5,125,519
Death	—	—	—	—	—	—	4,810,519	4,810,519
Andrew R. Sriubas(9)
Termination for Cause	—	—	—	—	—	—	—	—
Voluntary termination without Good Reason	—	—	—	—	—	—	—	—
Without Cause or Good Reason termination	650,000	552,500	—	—	30,812	—	4,444,865	5,678,177
Termination following Change in Control(7)	—	—	—	—	—	—	—	—
Disability(8)	—	—	—	—	—	—	—	—
Death	—	—	—	—	—	—	—	—

Name	Salary and Other Cash Compensation ($)(1)	Annual Bonus ($)(2)	Pro-Rated Bonus ($)(3)	Deferred Compensation ($)	Continuation of Medical, Dental and Life Insurance ($)(4)	Other Payments(5)	Vesting of Equity Awards ($)(6)	Total ($)
Clive Punter
Termination for Cause	—	—	—	—	—	—	—	—
Voluntary termination without Good Reason	—	—	—	—	—	—	—	—
Without Cause or Good Reason termination	650,000	—	—	—	10,297	—	2,889,147	3,549,444
Termination following Change in Control(7)	1,300,000	1,105,000	—	—	20,594	—	2,889,147	5,314,741
Disability(8)	—	—	276,250	—	—	—	2,889,147	3,165,397
Death	—	—	—	—	—	—	2,889,147	2,889,147
Richard H. Sauer
Termination for Cause	—	—	—	—	—	—	—	—
Voluntary termination without Good Reason	—	—	—	—	—	—	—	—
Without Cause or Good Reason termination	650,000	—	—	—	25,047	—	1,777,949	2,452,996
Termination following Change in Control(7)	1,300,000	910,000	—	—	50,094	—	1,777,949	4,038,043
Disability(8)	—	—	227,500	—	—	—	1,777,949	2,005,449
Death	—	—	—	—	—	—	1,777,949	1,777,949

(1)    With respect to a termination without “Cause” or for “Good Reason”, for each NEO, the amounts reflect the continuation of his base salary for a period of twelve months (in this instance, January 1, 2024 through December 31, 2024). See “—2024 Summary Compensation Table” and “—Employment Agreements.”
(2)    With respect to a termination without “Cause” or for “Good Reason”, the amount reflects the payment of twelve months of each of Messrs. Male’s, Siegel’s and Sriubas’s respective annual target bonuses.
(3)    All NEOs are eligible to receive a pro-rated bonus in the event of a termination without “Cause,” for “Good Reason” or following a Change in Control. In addition, in the event of death, all NEOs are also eligible to receive a bonus earned in the prior year not yet paid and a pro-rated bonus for the calendar year in which the death occurs. Assuming a December 31, 2024 termination, pro-rated bonuses were not included with respect to a termination without “Cause,” for “Good Reason” or following a Change in Control or due to death, as these amounts are assumed to have been earned by the NEOs, and therefore do not represent enhanced benefits. The amounts of these bonuses are as follows: Male, $1,787,100; Siegel, $677,911; Sriubas, $613,275; Punter, $613,275; and Sauer, $505,050
(4)    With respect to a termination without “Cause” or for “Good Reason,” the amounts shown reflect our cost of providing continued health insurance benefits for twelve months following the termination date for each of Messrs. Male, Siegel, Sriubas, Punter, and Sauer as provided in their respective employment agreements. In the event of termination following a Change in Control, the amounts shown reflect our cost of providing continued health insurance benefits for three years following the termination date for Mr. Male, and two years following the termination date for each of Messrs. Siegel, Sriubas, Punter and Sauer.
(5)    Effective March 31, 2025, Mr. Male separated from the Company. Pursuant to the Letter Agreement, Mr. Male’s separation would be a resignation for “Good Reason” under the 2017 employment agreement, and Mr. Male would be entitled to the payments and benefits provided for thereunder. Pursuant to the Letter Agreement, Mr. Male would have received, and did receive payment of $100,000 in lieu of the reimbursement obligations contained in the 2017 employment agreement associated with his and his family’s repatriation back to the United Kingdom.
(6)    The calculation of the value associated with the acceleration or continuation (as the case may be) of the vesting of equity grants was based on the closing price of a share of our common stock on the NYSE on December 31, 2024, which was $18.18, as retroactively adjusted following the reverse stock split on the Company's common stock effectuated on January 17, 2025. For a discussion of the reverse stock split, see Note 14 to our consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024. The inclusion of the annual PRSUs awarded during 2024 reflects target achievement of the applicable performance conditions, except with respect to a voluntary termination without “Good Reason” for Mr. Male, which includes annual PRSU grants awarded during 2024 reflecting actual achievement of the applicable performance conditions. See “—2024 Outstanding Equity Awards at Fiscal Year-End” for more information about the equity awards included in the above calculation.
(7)    With respect to salary and bonus, represents a lump sum payment of three times the base salary plus three times the annual bonus target for Mr. Male, and represents a lump sum payment of two times the base salary plus two times the annual bonus target for Messrs. Siegel, Sriubas, Punter, and Sauer, in each case for a Qualifying Separation (as defined below) following a Change in Control pursuant to the CIC Plan. With respect to vesting of equity awards, represents accelerated vesting of unvested TRSUs and PRSUs granted in 2022, 2023 and 2024 for Messrs. Male, Siegel,

Sriubas, Punter and Sauer for a Qualifying Separation following a Change in Control pursuant to the Omnibus SIP and related equity award terms and conditions.
(8)    In the event of a termination due to disability, the NEOs would generally receive the pro-rated bonus for the calendar year in which the disability occurs and a pro-rated target bonus for the period during which the NEO receives short-term disability benefits under the Company’s short-term disability program. For this purpose, we have assumed that the NEO would receive short-term disability benefits for six months (which is the maximum under the short-term disability plan), and the amount shown represents six months of NEO’s pro-rated target bonus.
(9)     Effective December 31, 2024, Mr. Sriubas separated from the Company, and pursuant to his employment agreement, Mr. Sriubas’s separation would be a termination without “Cause.” Upon either a termination without “Cause” or for “Good Reason,” Mr. Sriubas would have received, and did receive, the amounts reflected above.

None of the NEO’s employment arrangements provide for (1) post-termination payments and benefits solely in the event of a Change in Control (that is, there are no “single trigger” benefits) or (2) tax “gross-ups” in the event any payment or benefit owed to him under his respective arrangement is subject to the excise tax imposed by Section 4999 of the Code.

Termination for Cause or Voluntary Termination Without Good Reason

Each NEO’s employment arrangement includes a definition of “Cause” (as discussed below) for which the executive’s employment may be terminated. Except as set forth below, no NEO will receive incremental payments and benefits under their respective employment arrangements in the event of a termination by us for “Cause” or a NEO’s voluntary termination without “Good Reason.”

If Mr. Male voluntarily terminates his employment without Good Reason on or after September 18, 2019 and provides the Company with adequate advance written notice and a general release, Mr. Male is entitled to continued time vesting of equity awards granted after September 18, 2017, subject to the satisfaction of certain performance-based conditions applicable to the PRSU awards and, with respect to continued time vesting of awards, proration and non-compete conditions.

Termination Without “Cause” by Us or for “Good Reason” by the NEO

Each NEO will receive termination payments and benefits if we terminate his employment without “Cause,” or if he resigns for “Good Reason” pursuant to his employment agreement. If a termination occurs without “Cause” or for “Good Reason,” then, in addition to compensation the applicable NEO would have earned as of the termination date and benefits generally available to all salaried employees:

✓    Mr. Male separated from the Company effective March 31, 2025, and pursuant to the Letter Agreement, Mr. Male’s separation would be a resignation for “Good Reason” under the 2017 employment agreement. Upon either a termination without “Cause” or for “Good Reason,” Mr. Male would have received, and did receive (1) a cash severance amount equal to the sum of 12 months of his annual salary and his annual target cash bonus; (2) Company-paid medical and dental benefits for up to 12 months; (3) continued ability to exercise outstanding vested stock option awards before the expiration date of the stock option awards for the 12-month period following termination of his employment; (4) accelerated vesting or continued time vesting of all RSU and PRSU awards depending on the date of Mr. Male’s termination, and, with respect to continued time vesting of awards, proration and non-compete conditions; and (5) a $100,000 additional payment in accordance with the Letter Agreement, which payment was in lieu of the reimbursement obligations contained in the 2017 employment agreement associated with his and his family’s repatriation back to the United Kingdom.

✓    Mr. Siegel would have received (1) a cash severance amount equal to 12 months of his annual salary and his annual target cash bonus; (2) Company-paid medical and dental benefits for up to 12 months; and (3) accelerated vesting of RSU and PRSU awards granted on or after June 4, 2018 that would have vested during the 12-month period following his termination of employment.

✓    Mr. Sriubas separated from the Company effective December 31, 2024, and pursuant to his employment agreement, Mr. Sriubas’s separation would be a termination without “Cause.” Upon either a termination without “Cause” or for “Good Reason,” Mr. Sriubas would have received, and did receive (1) a cash severance amount equal to 12 months of his annual salary and his annual target cash bonus; (2) Company-paid medical and dental benefits for up to 12 months; and (3) accelerated vesting of all RSU and PRSU awards.

✓    Mr. Punter separated from the Company effective March 31, 2025, and pursuant to his employment agreement, Mr. Punter’s separation would be a termination without “Cause.” Upon either a termination without “Cause” or for “Good Reason,” Mr. Punter would have received, and did receive (1) a cash severance amount equal to 12 months of his annual salary; (2) Company-paid medical and dental benefits for up to 12 months; and (3) accelerated vesting of all RSU and PRSU awards.

✓    Mr. Sauer would have received (1) a cash severance amount equal to 12 months of his annual salary; (2) Company-paid medical and dental benefits for up to 12 months; and (3) accelerated vesting of all RSU and PRSU awards.

Each NEO is also eligible to receive a pro-rated bonus based on the number of months that NEO rendered services to the Company prior to his termination. The pro-rated bonus would be determined in a manner consistent with other Company executives. The employment arrangements for the NEOs require that salary continuation and, in the case of Messrs. Male and Sriubas bonus continuation be paid over the applicable severance period. If the employment of any NEO was terminated without “Cause” or for “Good Reason,” each of them would be required to execute and deliver a general release and would be subject to certain restrictive covenants relating to non-competition, solicitation of our employees, protection of our confidential information and our ownership of work product and cooperation in litigation.

Definition of Termination for “Cause”

We generally would be entitled to terminate the employment of each of Messrs. Sriubas, Punter, or Sauer for “Cause” upon the following events: dishonesty, embezzlement, fraud or other conduct which would constitute a felony or a misdemeanor involving fraud or perjury; willful unauthorized disclosure of confidential information; failure to obey a material lawful directive that is appropriate to his position from an executive in his reporting line; failure to comply with our written policies, including the Company’s Code of Conduct; material breach of his employment arrangement; failure (except in the event of disability) or refusal to substantially perform the material obligations under his employment arrangement; willful failure to cooperate with a bona fide internal investigation or investigation by regulatory or law enforcement authorities or the destruction or failure to preserve documents or other material reasonably likely to be relevant to such an investigation, or the inducement of others to fail to cooperate or to destroy or fail to produce documents or other material; or conduct which is considered an offense involving moral turpitude under federal, state or local laws, or which might bring him to public disrepute, scandal or ridicule or reflect unfavorably upon any of our businesses or those who conduct business with us and our affiliated entities. With respect to Mr. Sauer, voluntary resignation during the term other than due to death or disability would also be considered termination for “Cause.” With respect to Mr. Sriubas, the acts of dishonesty and embezzlement or other conduct which would constitute a felony or a misdemeanor involving fraud or perjury must be proven prior to terminating for “Cause.”

We generally would be entitled to terminate the employment of Mr. Male for “Cause” upon the following events: embezzlement, fraud or other conduct which would constitute a felony or a misdemeanor involving fraud or perjury; willful unauthorized disclosure of confidential information; failure to obey a material lawful directive that is appropriate to his position from an executive having authority to give such directive; failure to comply with our written policies, including the Company’s Code of Conduct; material breach of his employment agreement; resignation without Good Reason other than due to his death or disability; willful failure or refusal after being given written notice (except in the event of disability) to substantially perform his material duties and responsibilities under the employment agreement; willful failure to cooperate with a bona fide internal investigation or investigation by regulatory or law enforcement authorities or the destruction or failure to preserve documents or other material reasonably likely to be relevant to such an investigation, or the inducement of others to fail to cooperate or to destroy or fail to produce documents or other material; conduct which is considered an offense involving moral turpitude under federal, state or local laws; or willful misconduct which brings him to public disrepute or scandal that does or is likely to do significant harm to our businesses or those who conduct business with us and our affiliated companies.

We generally would be entitled to terminate the employment of Mr. Siegel for “Cause” upon the following events: fraud, misappropriation or embezzlement; conviction of a felony or a misdemeanor involving fraud, perjury or moral turpitude; his repeated willful failure to perform services under the agreement; or his material breach of certain provisions in his agreement.

Definition of “Good Reason” Termination

A “Good Reason” termination for Mr. Male generally would be triggered by the occurrence of one of the following events without his consent: (1) a material reduction in his annual salary, bonus or long-term incentive compensation opportunity; (2) a material reduction in his positions, titles, authorities, duties or responsibilities; (3) the assignment of duties or responsibilities that are materially inconsistent with his current authorities, duties and responsibilities or which materially impair his ability to function as our Chief Executive Officer (provided that assignment of authorities, duties or responsibilities relating to operations of a public company or which are consistent with those of a public company Chief Executive Officer would not trigger “Good Reason”); (4) material breach by us of any of our obligations under his employment agreement; or (5) the requirement that he relocate outside the New York metropolitan area.

A “Good Reason” termination for Messrs. Siegel, Sriubas, Punter or Sauer generally would be triggered by the occurrence of one of the following events without each NEO’s respective consent: (1) a material reduction in the executive’s salary or target percentage bonus in effect prior to such reduction; (2) a material reduction in the positions, authorities, titles, duties or responsibilities in effect immediately prior to such reduction; (3) the assignment to an executive of duties or responsibilities that are inconsistent with his authorities, duties or responsibilities as they exist on the effective date of such executive’s employment agreement or that impair an executive’s ability to function in the role identified in such executive’s employment agreement; (4) the material breach by the Company of any of its obligations under the executive’s employment agreement or any other agreement between an executive and the Company; or (5) the requirement that the executive relocate more than a 50 mile radius outside the Borough of Manhattan. In addition, Mr. Sriubas may terminate for “Good Reason” in the event of: (x) a material reduction in his long-term incentive compensation opportunity from the level in effect on the date of his employment agreement, or such higher level as may be in effect at any time after such date, or (y) a material reduction in the scope or value of Mr. Sriubas retirement or welfare benefits in the aggregate (other than any such reduction that is generally applicable to all employees of the Company). In addition, Mr. Siegel may terminate for “Good Reason” in the event that there is a change in the person to who Mr. Siegel reports to and such person is not a senior executive officer of the Company.

Termination Following a Change in Control

Pursuant to the Omnibus SIP and the related equity award terms and conditions, if an NEO (1) is involuntarily terminated by the Company without Cause (as defined in the NEO’s employment agreement or if not included in the NEO’s employment agreement, as defined in the each of the Omnibus SIP, the related equity award terms and conditions, and the CIC Plan, as applicable) other than due to death or disability, (2) voluntarily terminates his employment with the Company for Good Reason (as defined in the NEO’s employment agreement or if not included in the NEO’s employment agreement, as defined in the each of the Omnibus SIP, the related equity award terms and conditions, and the CIC Plan, as applicable), or (3) is terminated as a result of the death or disability of the NEO ((1), (2) and (3) are collectively referred to as a “Qualifying Separation”), following the consummation of a Change in Control, vesting of any outstanding, unvested equity awards granted to the NEO will accelerate, with the amount of accelerated PRSUs determined based on the timing and structure of the Change in Control in accordance with the related PRSU award terms and conditions.

Pursuant to the CIC Plan, if an NEO experiences a Qualifying Separation, within a period of two years following the consummation of a Change in Control, the NEO is entitled to receive the following severance payments and benefits:

✓    A single lump sum cash payment equal to the sum of two times the NEO’s base salary and two times the NEO’s target annual bonus, except for Mr. Male, who would receive three times the sum of his base salary and three times his target annual bonus;

✓    A single lump sum cash payment of the NEO’s pro-rated target annual bonus for the year in which the Qualifying Separation occurs; and

✓    Premium payments for the continuation of health insurance coverage until the earlier of (a) two years (or three years with respect to Mr. Male) after the Qualifying Separation or (b) the date on which the NEO becomes eligible for health insurance coverage from a third party.

As a condition of participation in the CIC Plan, among others, each NEO must execute a participation agreement (the “Participation Agreement”) in which the NEO agrees to the terms of his participation under the CIC Plan, and, except as otherwise provided in certain NEO’s Participation Agreement with respect to life insurance or expense reimbursement benefits, that the severance payments and benefits provided under the CIC Plan are in place of any other severance payments or benefits to which the NEO may be entitled under his employment agreement upon a Qualifying Separation. In addition, the Participation Agreement for each NEO provides that the non-competition and non-solicitation provisions set forth in the CIC Plan will supersede any similar restrictive covenants in each NEO’s employment agreement upon a Qualifying Separation. The CIC Plan does not replace or modify any accelerated equity vesting rights held by an NEO, which remain governed by the Omnibus SIP and related equity award terms and conditions, and each NEO’s employment agreement, as applicable.

Termination Due to Disability

If Messrs. Siegel, Sriubas, Punter and Sauer were to be terminated during the employment term as a result of disability, they would receive salary earned through the date of termination, a pro-rated bonus for the calendar year in which the disability occurs (which the executive would have earned), a pro-rated target bonus for the period during which they receive short-term disability benefits under our short-term disability program. In the event of their permanent disability, Messrs. Male, Siegel, Sriubas, Punter and Sauer would also receive accelerated vesting of all outstanding RSU and PRSU awards, subject to the satisfaction of certain performance-based conditions applicable to the PRSU awards. If Mr. Male were to be terminated during the employment term as a result of disability, he would also receive the above payments and benefits, including accelerated vesting of all outstanding RSU and PRSU awards upon his termination (subject to the satisfaction of certain performance-based conditions applicable to the PRSU awards), the continued ability to exercise outstanding vested stock option awards before the expiration date of the stock option awards for a three-year period following his termination (or a greater period if so provided in his equity award terms and conditions), and the payment of expenses associated with his and his family’s repatriation back to the United Kingdom during the 12-month period following the date of termination, plus an additional payment equal to the amount of all taxes payable by him with respect to the related reimbursement.

Termination Due to Death

If Messrs. Male, Siegel, Sriubas, Punter and Sauer were to decease during the employment term, their beneficiaries or estates would receive salary earned through the date of death, any unpaid bonus for the prior calendar year, and a pro-rated bonus for the calendar year in which death occurs. Messrs. Male, Siegel, Sriubas, Punter and Sauer would also receive accelerated vesting of all of their outstanding RSU and PRSU awards, subject to the satisfaction of certain performance-based conditions applicable to the PRSU awards. In addition, with respect to Mr. Male, his beneficiaries or estate would receive the continued ability to exercise outstanding vested stock option awards for a two-year period following Mr. Male’s death (or a greater period if so provided in his equity award terms and conditions). With respect to Mr. Siegel, his beneficiaries or estate would receive payment for any accrued but unused vacation days to which Mr. Siegel was entitled and any reimbursement for business expenses incurred but not yet approved and/or paid as of the date of his death. No additional payments or benefits would be due under each NEO’s respective employment agreement.

CEO Pay Ratio

Ratio of CEO Pay to Median Employee Pay. The annual total compensation of our median employee for 2024 was $90,060. As disclosed in the section entitled “—2024 Summary Compensation Table” our former Chief Executive Officer’s annual total compensation for 2024 was $7,188,346. Based on this information for 2024, the ratio of the compensation of the former Chairman and Chief Executive Officer to the median annual total compensation of all other employees was reasonably estimated to be 80 to 1.

How We Identified the Median Employee. As a result of the change in our employee population due to the Company’s divestiture of its Canadian business in 2024, we identified a new median employee in 2024 by first identifying our total employee population as of December 31, 2024, which included only our U.S. employees as of December 31, 2024, and in accordance with the SEC rules, excluded our former Chief Executive Officer. We then used total annual gross pay (including base salary, cash bonuses and long-term equity compensation), as reflected in our payroll records from January 1, 2024 to December 31, 2024, which we annualized for any employee who did not work for the entire year, to determine the median employee. The SEC rules for identifying the median employee and calculating the pay ratio allow companies to use different methodologies, exemptions, estimates and assumptions. As a result, the Company’s pay ratio disclosure may not be comparable to the pay ratio reported by other companies.

Pay Versus Performance

Pay Versus Performance Tables

The following table sets forth information concerning the compensation actually paid to our former Chief Executive Officer and to our other NEOs compared to the Company performance for the years ended December 31, 2024, 2023, 2022, 2021 and 2020.

The disclosure included in this section is prescribed by the SEC rules and does not necessarily align with how the Company or the Committee views the link between the Company’s performance and its NEOs’ pay. For a discussion of how the Company views its executive compensation structure, including alignment with Company performance, see the section entitled “—Compensation Discussion and Analysis.” The Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

					Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Pay for PEO(1)(2)	Compensation Actually Paid to PEO(3)(4)	Average Summary Compensation Table Pay for Non-PEO Named Executive Officers(1)(2)	Average Compensation Actually Paid to Non-PEO Named Executive Officers(3)(4)	Total Shareholder Return(5)	Peer Group Total Shareholder Return(5)	Net Income (Loss)(6)	Adjusted OIBDA(6)(7)
2024	$7,188,346	$9,727,800	$2,871,310	$3,987,276	$87	$91	$258.2	$464.8
2023	6,447,749	5,138,721	2,535,455	2,064,835	62	98	(425.2)	456.2
2022	7,814,576	4,038,555	2,998,036	1,433,928	67	81	147.9	472.4
2021	9,324,031	12,674,219	3,752,521	5,062,288	102	116	35.6	340.3
2020	5,541,493	2,629,435	2,259,925	1,080,652	74	115	(61.0)	233.3
_______________
(1)For each year shown, the Company’s former Chief Executive Officer, or principal executive officer (“PEO”) was Mr. Male and the other, non-PEO NEOs (“Other NEOs”) were Messrs. Siegel, Sriubas, Punter and Sauer.
(2)The values reflected in this column reflect the “Total” compensation set forth in the 2024 Summary Compensation Table (“SCT”). See the footnotes to the SCT for further detail regarding the amounts in this column.
(3)In accordance with the SEC rules, the “Actual Pay” reflected in this column is computed by (i) subtracting the amounts in the “Stock Awards” column of the SCT for each year from the “Total” column of the SCT and then, (ii) adding the fair value as of the end of the fiscal year of awards granted during the year that are outstanding and unvested as of the end of the year, (iii) adding the change in fair value from the last day of the prior year to the last day of the reported year of equity awards that are outstanding and unvested, (iv) adding the change in fair value of awards (or portion thereof) that vested in the reported year as of the vesting date, compared to the fair value from the last day of the prior year, (v) adding the value of accrued dividends paid in the reporting year, (vi) subtracting the fair value as of the last day of the prior year of equity awards that forfeited during the reported year. Fair values of awards are computed in a manner consistent with the fair value methodology used to account for share-based payments in the Company’s financial statements completed according to the U.S. generally accepted accounting principle (“GAAP”). The application of fair values as of the end of the fiscal year 2024 to compute the “Actual Pay” values in this table were calculated using the closing price of a share of our common stock on the NYSE on December 31, 2024, the last trading day of 2024, which was $17.74, but not retroactively adjusting for the reverse stock split on the Company’s common stock effectuated on January 17, 2025. For a discussion of the reverse stock split and the related retroactive accounting, see Note 14 to our consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

	2024
	PEO	Other NEOs (Average)
SCT total	7,188,346	2,871,310
Minus SCT “Stock Awards” column value	(3,999,986)	(1,587,491)
Plus the fair value as of end of fiscal year of awards granted during year that are outstanding and unvested as of end of year	5,811,500	2,106,660
Plus the change in fair value from last day of prior year to last day of year of equity awards that are outstanding and unvested	631,948	215,917
Plus the change in fair value from last day of prior year to vesting date of unvested equity awards that vested during year	(264,196)	128,241
Plus the value of accrued dividends paid in the reporting year	360,188	252,639
Total Compensation Actually Paid	9,727,800	3,987,276
(4)The PRSU portion of the one-time long-term equity incentive awards granted to the PEO and Other NEOs in 2021 had an estimated grant date fair value of $28.54 per unit as of February 20, 2021, and a total fair value of $44.21 per unit based on the probable outcome of the performance conditions as of December 31, 2021.
(5)Reflects the cumulative TSR of the Company and the cumulative TSR of the Standard & Poor’s 500 (“S&P 500”) Media Industry Index, as applicable, for the year ended December 31, 2020, the two-years ended December 31, 2021, the three-years ended December 31, 2022, the four-years ended December 31, 2023 and the five-years ended December 31, 2024, assuming a $100 investment at the closing price on December 31, 2019 and the reinvestment of all dividends.
(6)Amounts in millions. Values previously reported as of December 31, 2023 reflect accounting restatements as described in our Annual report on Form 10-K for the year ended December 31, 2024.
(7)The SEC rules require us to designate a “company-selected measure” that in our assessment represents the most important financial performance measure (that is not TSR or net income) used by the Company to link the “Actual Pay” of our NEOs for the most recently completed fiscal year to our performance. We selected Adjusted OIBDA as this measure for 2024. Adjusted OIBDA is a non-GAAP measure. For reconciliations of operating income to Adjusted OIBDA referenced throughout this section, see the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Analysis of Results of Operations—Reconciliation of Non-GAAP Financial Measures,” on pages 43-44 of our Annual Report on Form 10-K for the year ended December 31, 2024. This performance measure may not have been the most important financial performance measure for years presented in this section and we may determine a different financial performance measure to be the most important financial performance measure in future years.

The following graphs illustrate the relationship, during the period beginning January 1, 2020 and ending December 31, 2024, of the compensation actually paid to our PEO and the average compensation actually paid to our Other NEOs (each as set forth in the table above), to (i) the Company’s cumulative TSR and the cumulative TSR of the constituent companies in the S&P 500 Media Industry Index, which represents the peer group below, (ii) our GAAP net income, and (iii) our Adjusted OIBDA, in each case, as set forth in the table above.

Compensation Actually Paid vs. Cumulative TSR
$16,000,000
$12,000,000
$8,000,000
$4,000,000
$—
Compensation Actually Paid
120
90
60
30
—
Value of $100 Investment from 12/31/2019
2019
2020
2021
2022
2023
2024
Actual Pay to PEO
Average Actual Pay to Other NEOs
Company TSR
Peer Group TSR

Compensation Actually Paid vs. Net Income (Loss)
16,000,000
12,000,000
8,000,000
4,000,000
—
Compensation Actually Paid
400.0
—
(400.0)
(800.0)
(1,200.0)
Net Income (Loss)
2020
2021
2022
2023
2024
Actual Pay to PEO
Average Actual Pay to Other NEOs
Net Income

Compensation Actually Paid vs. Adjusted OIBDA
$16,000,000
$12,000,000
$8,000,000
$4,000,000
$—
Compensation Actually Paid
$640,000
$480,000
$320,000
$160,000
$—
Adjusted OIBDA
2020
2021
2022
2023
2024
Actual Pay to PEO
Average Actual Pay to Other NEOs
Adjusted OIBDA

Financial Performance Measures

The most important financial performance measures used by the Company in setting pay-for-performance compensation for the most recently completed fiscal year are described in the table below. The manner in which these measures, together with certain non-financial performance measures, determine the amounts of incentive compensation paid to our NEOs is described above in “—Compensation Discussion and Analysis—Elements of 2024 NEO Compensation.”

Financial Performance Measures
Adjusted OIBDA
AFFO

Equity Compensation Plan Information

The following table sets forth certain information as of December 31, 2024 regarding the only equity compensation plan maintained by the Company on that date, the Omnibus SIP. As of December 31, 2024, there were no other equity awards outstanding or securities available for future issuance under equity compensation plans not previously approved by security holders.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(c)
Equity compensation plans approved by security holders	3,442,308	(2)	—	5,284,908	(3)
Equity compensation plans not approved by security holders	—		—	—
Total:	3,442,308		—	5,284,908

(1)    The weighted average exercise price does not reflect shares that will be issued in connection with the settlement of RSUs since RSUs have no exercise price.
(2)    The amount shown in column (a) includes the following awards that were granted under the Omnibus SIP: 3,442,308 shares of our common stock issuable in connection with the settlement of PRSUs and TRSUs, for which the number of PRSUs was determined based on the number of shares that could be earned assuming maximum achievement of the applicable performance conditions, as described above under “—Compensation Discussion and Analysis—Elements of 2024 NEO Compensation—Performance-Based Compensation—Long-Term Equity Incentive Compensation.”

(3)    The amount shown in column (c) represents shares of common stock remaining available for issuance under the Omnibus SIP, under which the Committee is authorized to make awards of options, stock appreciation rights, restricted and unrestricted stock, RSUs, dividend equivalents, performance awards (including performance share units) and other equity-related awards.

STOCK OWNERSHIP INFORMATION

Security Ownership of Certain Beneficial Owners and Management

The table below sets forth certain information with respect to the beneficial ownership of our common stock and our Series A Preferred Stock as of April 1, 2025 by: (1) each stockholder known to us to beneficially own more than 5% of our common stock or our Series A Preferred Stock; (2) each of our directors and each director nominee; (3) each of our NEOs; and (4) all of our directors and executive officers as a group.

Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if such person or it possesses sole or shared voting or investment power of that security, including options that are currently exercisable or exercisable within, or RSUs that will vest on or within, 60 days of April 1, 2025. Securities that can be so acquired within 60 days of April 1, 2025 are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Unless otherwise indicated below, we believe, based on the information furnished to us that the persons named in the table below have sole voting and investment power with respect to all shares of our common stock and our Series A Preferred Stock shown that they beneficially own, subject to community property laws, where applicable. As of April 1, 2025, there were 167,024,878 shares of our common stock outstanding and 125,000 shares of our Series A Preferred Stock outstanding.

Unless otherwise indicated below, the address of each named person is c/o OUTFRONT Media Inc., 90 Park Avenue, 9th Floor, New York, New York 10016.

	Shares of Common Stock Beneficially Owned		Shares of Series A Preferred Stock Beneficially Owned
Name of Beneficial Owner	Number of Shares	Percent of Shares	Number of Shares	Percent of Shares
5% Beneficial Owners:
The Goldman Sachs Group, Inc.(1) 200 West Street New York, NY 10282	12,177,822	7.29%	—	—
Entities affiliated with Providence Equity Partners L.L.C.(2) 50 Kennedy Plaza Providence, Rhode Island	17,313,813	10.37%
FMR LLC(3) 245 Summer Street Boston, MA 02210	19,475,103	11.66%	—	—
The Vanguard Group(4) 100 Vanguard Blvd Malvern, PA 19355	21,648,809	12.96%	—	—
BlackRock, Inc.(5) 55 East 52nd Street New York, NY 10055	25,154,922	15.06%	—	—
Goldman Sachs & Co. LLC(6) 200 West Street New York, NY 10282	—	—	125,000	100.00%
Directors and Named Executive Officers:(7)
Nicolas Brien	62,091	*	—	—
Angela Courtin	56,750	*	—	—
Manuel A. Diaz	59,160	*	—	—
Michael J. Dominguez	30,303	*	—	—
Jeremy J. Male	853,916
Peter Mathes	61,502	*	—	—
Clive Punter	239,547
Richard H. Sauer	120,836	*	—	—
Matthew Siegel	269,634	*	—	—
Andrew R. Sriubas	509,713
Susan M. Tolson	57,984	*	—	—
Joseph H. Wender	59,100	*	—	—
All directors and executive officers as a group (11 persons)(8)	777,360	*	—	—

*    Less than 1%.
(1)Based solely on information contained in a report on Schedule 13G, filed with the SEC on February 11, 2025 (the “GS Group 13G”), by The Goldman Sachs Group, Inc. (the “GS Group”) and Goldman Sachs & Co. LLC (“GS”), reporting beneficial ownership as of December 31, 2024. The GS Group 13G reported that each of the GS Group and GS have sole voting power over 0 shares, shared voting power over 12,169,053 shares, sole dispositive power of 0 shares and shared dispositive power of 12,170,023 shares.
(2)Based on information provided by Providence Equity Partners L.L.C. (“PEP”). As of April 1, 2025, partnerships affiliated with PEP beneficially owned 17,313,813 shares of common stock as follows: Providence Equity Partners VIII-A SPV, L.P. (“PEP VIII-A”) held 4,752,421 shares of common stock, Providence Equity Partners VIII (Scotland) SPV L.P. (“PEP Scotland”) held 71,711 shares of common stock, PEP VIII SPV, L.P. (“PEP 5”) held 6,962,105 shares of common stock, PEP VIII-A AIV SPV, L.P. (“PEP 6”) held 2,379,610 shares of common stock and PEP VIII Co-Invest SPV, L.P. (“PEP Advertising”) held 3,147,966 shares of common stock. Providence Equity GP VIII (Scotland) L.P. (“PEP GP Scotland”) may have indirect beneficial ownership of 71,711 shares of common stock and Providence Equity GP VIII L.P. (“PEP GP VIII”) and PEP VIII International Ltd. (“PEP International”) may have indirect beneficial ownership of 17,313,813 shares of common stock through the following relationships: the general partner of PEP Scotland is PEP GP Scotland and the general partner of each of PEP VIII-A, PEP GP Scotland, PEP 5, PEP 6 and PEP Advertising is PEP GP VIII. The general partner of PEP GP VIII is PEP International. As of April 1, 2025, the PEP Direct Holders held a record of 17,313,813 shares of common stock. Each of the PEP Direct Holders disclaim beneficial ownership of the shares held by the other PEP Direct Holders and each of PEP GP Scotland, PEP GP VIII and PEP International disclaim beneficial ownership of the shares held by the PEP Direct Holders except to the extent of their respective pecuniary interest therein.
(3)Based solely on information contained in a report on Amendment No. 1 to Schedule 13G, filed with the SEC on February 7, 2025 (the “FMR 13G/A”), by FMR LLC (“FMR”), reporting beneficial ownership as of January 31, 2025. The FMR 13G/A reported that FMR has sole voting power over 17,945,629 shares, shared voting power over 0 shares, sole dispositive power of 19,475,103 shares and shared dispositive power of 0 shares. Abigail P. Johnson, as the Director, the Chairman and the Chief Executive Officer of FMR, has sole dispositive power of 19,475,103 shares.

(4)Based solely on information contained in a report on Amendment No. 11 to Schedule 13G, filed with the SEC on January 31, 2025 (the “Vanguard 13G/A”), by The Vanguard Group (“Vanguard”), reporting beneficial ownership as of December 31, 2024. The Vanguard 13G/A reported that Vanguard has sole voting power over 0 shares, shared voting power over 163,165 shares, sole dispositive power of 21,317,184 shares and shared dispositive power of 331,625 shares.
(5)Based solely on information contained in a report on Amendment No. 7 to Schedule 13G, filed with the SEC on January 30, 2025 (the “BlackRock 13G/A”), by BlackRock, Inc. (“BlackRock”), reporting beneficial ownership as of December 31, 2024. The BlackRock 13G/A reported that BlackRock has sole voting power over 24,564,515 shares, shared voting power over 0 shares, sole dispositive power of 25,154,922 shares and shared dispositive power of 0 shares.
(6)Based on information provided by GS Group and GS. As of April 1, 2025, GS held of record 125,000 shares of Series A Preferred Stock, which 125,000 shares of Series A Preferred Stock were convertible into approximately 7,820,127 shares of our common stock as of such date. GS Group, as a parent holding company, may have indirect beneficial ownership of the shares of our common stock issuable upon conversion of the 125,000 shares of Series A Preferred Stock held of record by GS.
(7)For all officers and directors, includes shares acquired due to the settlement of dividend equivalents into shares of our common stock at vesting.
(8)Mr. Male’s, Mr. Punter’s and Mr. Sriubas’s shares are not counted towards the total due to their separation from the Company.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC and the NYSE. Based solely on our review of the reports filed during 2024 and questionnaires from our directors and executive officers, we determined that, no director, executive officer or beneficial owner of more than 10% of our common stock failed to report on a timely basis during 2024.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Persons

Based on the information available to us and provided to us by our directors and officers, we do not believe that there were or are any transactions between the Company and any related persons that would be reportable under Item 404 of Regulation S-K as related person transactions since January 1, 2024.

Review, Approval or Ratification of Transactions with Related Persons

The Company has a written policy regarding the review and approval, ratification or other action to be taken with respect to transactions with related persons. Pursuant to this policy, the Nominating and Governance Committee will conduct a reasonable prior review and oversight of all related person transactions required to be disclosed by the Company under Item 404 of Regulation S-K for potential conflicts of interest. In conducting such review, the Nominating and Governance Committee will approve, ratify or take other actions it deems appropriate, including prohibiting any related person transaction if the Nominating and Governance Committee determines it to be inconsistent with the best interests of the Company and its stockholders. In its review, the Nominating and Governance Committee will be provided with the details of a proposed related person transaction, including the terms of the related person transaction, the business purpose of the related person transaction, and the benefits to the Company and to the relevant related persons that are derived from the related person transaction. In determining whether to approve, prohibit, ratify or take any other action it deems appropriate with respect to the related person transaction, the Nominating and Governance Committee will consider, among other factors, the following factors to the extent relevant to the related person transaction: (a) whether the terms of the related person transaction are fair to the Company and on the same basis as would apply if the transaction did not involve a related person; (b) whether there are business reasons for the Company to enter into the related person transaction; (c) whether the related person transaction would impair the independence of an outside director; and (d) whether the related person transaction would present an improper conflict of interest for any director or executive officer of the Company, taking into account several factors. Any member of the Nominating and Governance Committee who is a related person with respect to a transaction under review will abstain from voting on any action to be taken with respect to the related person transaction but may, if so requested by the chair of the Nominating and Governance Committee, participate in some or all of the discussions with respect to the related person transaction. Under the policy, the Company’s Corporate Secretary, in consultation with legal counsel, is primarily responsible for determining whether a related person has a direct or indirect material interest in a transaction with the Company that is required to be disclosed. The determination will be made after a review of the information obtained from the related person and information available from the Company’s records.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

Upon the recommendation of the Nominating and Governance Committee, the full Board has considered and nominated the following slate of individuals for election as directors at the Annual Meeting, each to serve until the 2026 Annual Meeting of Stockholders and until his or her successor is duly elected and qualifies: Nicolas Brien, Angela Courtin, Manuel A. Diaz, Michael J. Dominguez, Peter Mathes and Susan M. Tolson. Action will be taken at the Annual Meeting for the election of these director nominees.

Unless otherwise instructed, the persons named in the form of proxy card attached to this proxy statement intend to vote the proxies received by them “FOR” the election of each of Nicolas Brien, Angela Courtin, Manuel A. Diaz, Michael J. Dominguez, Peter Mathes and Susan M. Tolson. If, for any reason, any of the director nominees become unavailable for election, the persons named in the form of proxy card, or any validly substituted individual, may exercise his or her discretion to vote for substitute nominees proposed by the Board. Each of the director nominees has indicated that such director nominee will be able to serve if elected and has agreed to do so.

The relevant experiences, qualifications, attributes or skills of each director nominee that led the Board to recommend the above individuals as nominees for director are described in the section entitled “Directors, Executive Officers and Corporate Governance.”

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

PROPOSAL NO. 2—RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for the year ending December 31, 2025, subject to stockholder ratification. Although ratification is not required by applicable law, the Bylaws or otherwise, the Board is submitting the selection of PwC to our stockholders for ratification because we value our stockholders’ views on the Company’s independent registered public accounting firm. If our stockholders fail to ratify the selection, it will be considered as notice to the Board and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company.

As part of its engagement process and in order to assure continuing auditor independence, the Audit Committee periodically considers whether there should be a rotation of the Company’s independent registered public accounting firm. In determining whether to reappoint the independent auditor, the Audit Committee considers the independent auditor’s qualifications, its independence and the length of time the firm has been engaged, in addition to considering the quality of the work performed by the independent auditor and an assessment of the past performance of both the lead audit partner and PwC. PwC has served as the Company’s independent registered public accounting firm since and prior to the Company’s IPO. PwC rotates its lead audit engagement partner every five years, at which time, the Audit Committee interviews candidates and selects the lead audit engagement partner. A new lead audit engagement partner was selected for the year ending December 31, 2025. The Audit Committee believes that there are significant benefits to having an independent registered public accounting firm with an extensive history with the Company, including the operational and cost efficiencies of using a firm with institutional knowledge of the Company’s business, operations, accounting policies, financial systems and internal control framework.

Representatives of PwC are expected to be present at the Annual Meeting via webcast and will be given an opportunity to make a statement if they desire to do so. They will also be available to respond to questions at the Annual Meeting.

Audit and Non-Audit Fees

The following table sets forth fees billed for professional services rendered by PwC to the Company and its subsidiaries for each of the years ended December 31, 2023 and 2024.

	2023	2024
Audit Fees(1)	$3,025,000	$3,076,305
Audit-Related Fees(2)	—	—
Tax Fees(3)	58,500	—
All Other Fees(4)	900	202,000
Total	$3,084,400	$3,278,305

(1)    Audit Fees consist of professional services rendered in connection with the audit of our annual consolidated financial statements, including quarterly financial statement reviews, engagements required by Federal or state regulatory agencies and comfort letters.
(2)    Audit-Related Fees consist of fees for professional services for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements other than those included in “Audit Fees.”
(3)    Tax Fees consist of fees for professional services for tax compliance, tax advice and tax planning, including international tax compliance and restructuring.
(4)    All Other Fees consist of the purchase of a software license for a financial statement disclosure application, and operational testing under an agreed-upon procedures engagement related to the Company’s sale of its Canadian business.

All audit and non-audit services provided to the Company by PwC for 2024 were pre-approved by either the full Audit Committee or the Chair of the Audit Committee. Pursuant to the Audit Committee’s pre-approval policies and procedures in effect during 2024, the Chair of the Audit Committee was authorized to pre-approve the engagement of PwC to provide certain specified audit and non-audit services, and the engagement of any accounting firm to provide certain specified audit services, up to a maximum amount of $100,000 per engagement, with the total amount of such authorizations outstanding that have not been reported to the Audit Committee not to exceed an aggregate of $250,000. The Audit Committee receives regular reports on the engagements approved by the Chair pursuant to this delegation. For 2025, the Audit Committee adopted the same pre-approval policies and procedures that were in effect for 2024, and at the same per engagement and aggregate authorized amounts that were in effect for 2024.

In appointing PwC as the Company’s independent registered public accounting firm for the year ending December 31, 2025, and in recommending that the Company’s stockholders ratify the appointment, the Audit Committee has considered whether the non-audit services provided by PwC were compatible with maintaining PwC’s independence from the Company and has determined that such services do not impair PwC’s independence.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP TO SERVE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2025.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee (the “Audit Committee”) of the Board of Directors (the “Board”) of OUTFRONT Media Inc., a Maryland corporation (the “Company”), does not constitute “soliciting material” and shall not be deemed “filed” or incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent the Company specifically requests that the information be treated as soliciting material or specifically incorporates such information by reference into a document filed under the Securities Act or the Exchange Act.

The charter of the Audit Committee provides that the purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and the audit of the consolidated financial statements of the Company. The Company’s management is responsible for the preparation of the Company’s consolidated financial statements, the financial reporting processes and maintaining effective internal control over financial reporting. The Company’s independent auditor, PricewaterhouseCoopers LLP (“PwC”), is responsible for performing an audit of the consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (the “PCAOB”) and expressing an opinion on the conformity of the audited consolidated financial statements to U.S. generally accepted accounting principles and as to the effectiveness of the Company’s internal control over financial reporting.

During 2024, the Audit Committee met six times and regularly discussed the following with PwC, the Company’s management and/or the Company’s internal auditors:

•The Company’s annual audited financial statements, quarterly financial statements, earnings releases and Annual Report on Form 10-K and Quarterly Reports on Form 10-Q;

•The performance of the Company’s internal audit function, including the evaluation of the effectiveness of the Company’s internal control over financial reporting, disclosure controls and procedures and risk management procedures;

•The Company’s critical accounting policies and its management’s application of these policies as they relate to the Company’s financial results, disclosures and other matters required by generally accepted auditing standards;

•The Company’s compliance with legal, tax, and regulatory requirements and the implications of any changes to applicable laws or regulations;

•The Company’s compliance with the information security and cybersecurity program and compliance program; and

•The performance, independence and qualifications of the independent auditor, including the rotation and engagement of the lead engagement partner.

A brief description of the primary responsibilities of the Audit Committee is included in the Company’s proxy statement for the 2025 Annual Meeting of Stockholders in the section entitled “Directors, Executive Officers and Corporate Governance—Board Committees—Audit Committee.”

As part of its oversight role, the Audit Committee has reviewed and discussed with the Company’s management, the Company’s internal auditors and PwC, the Company’s audited consolidated financial statements for the year ended December 31, 2024, and the Company’s disclosures in the section entitled “Management’s Discussion and Analysis of Results of Operations and Financial Condition” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

The Audit Committee has also discussed with PwC all matters required to be discussed by the applicable requirements of the PCAOB and the U.S. Securities and Exchange Commission regarding “Communications with Audit Committees.” In addition, the Audit Committee has received the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with PwC the firm’s independence from the Company.

Based on the Audit Committee’s review and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

Members of the Audit Committee

Joseph H. Wender, Chair
Peter Mathes
Susan M. Tolson

PROPOSAL NO. 3—NON-BINDING ADVISORY VOTE TO APPROVE THE COMPENSATION OF
THE COMPANY’S NAMED EXECUTIVE OFFICERS

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, we are including in these proxy materials a separate resolution subject to stockholder vote to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers, as disclosed in this proxy statement in the section entitled “Executive Compensation.” As an advisory vote, this proposal is not binding. However, the Board and the Compensation Committee, which is responsible for designing and administering our executive compensation program, value the opinions expressed by stockholders in their vote on this proposal, and expect to consider the outcome of the vote when making future compensation decisions for our named executive officers.

The text of the resolution with respect to Proposal No. 3 is as follows:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

As more fully discussed in the section entitled “Executive Compensation—Compensation Discussion and Analysis,” the Company’s compensation programs are designed to motivate and reward business success and to increase stockholder value. The core objectives of these programs are to provide compensation arrangements that are stockholder value focused, market-based, performance-based and flexible. In particular, stockholders should note the following:

•A significant portion of our named executive officers’ total compensation is tied to the achievement of the Company’s financial goals and individual accomplishments that contribute to the Company’s success in the short- and long-term.

•Long-term equity incentive grants, which constitute a key component of our executive compensation, typically have a multi-year vesting period designed to motivate our named executive officers to make business decisions that, over the long-term, should increase the price of our common stock.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

STOCKHOLDER PROPOSALS FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS

If any stockholder wishes to propose a matter for consideration at our 2026 Annual Meeting of Stockholders, the proposal should be mailed to the Company’s Corporate Secretary at OUTFRONT Media Inc., 90 Park Avenue, 9th Floor, New York, New York 10016. To be eligible under the SEC rules for inclusion in the Company’s proxy statement and form of proxy relating to the 2026 Annual Meeting of Stockholders, a proposal must be received by our Company’s Corporate Secretary on or before December 22, 2025. Failure to deliver a proposal in accordance with this procedure may result in it not being deemed timely received.

In addition, the current Bylaws permit stockholders to nominate directors and present other business for consideration at our 2026 Annual Meeting of Stockholders. To make a director nomination or present other business for consideration at the 2026 Annual Meeting of Stockholders under the advance notice provisions of the Bylaws, you must submit a timely notice in accordance with the procedures described in the Bylaws. To be timely, a stockholder’s notice must be delivered to the Company’s Corporate Secretary, at OUTFRONT Media Inc., 90 Park Avenue, 9th Floor, New York, New York 10016 not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting. Therefore, to be presented at our Annual Meeting to be held in 2026, such a proposal must be received on or after November 22, 2025, but not later than 5:00 p.m. Eastern Time on December 22, 2025. In the event that the date of the Annual Meeting of Stockholders to be held in 2026 is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, as originally convened, such notice by the stockholder must be so delivered not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on later of the 120th day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of such annual meeting is first made.

An eligible stockholder or group of stockholders that wants to nominate directors for inclusion in the Company’s proxy statement and form of proxy relating to the 2026 Annual Meeting of Stockholders pursuant to the proxy access provisions in the Bylaws must submit a timely notice in accordance with the procedures described in the Bylaws. To be timely, a stockholder’s notice must be received by the Company’s Corporate Secretary, at OUTFRONT Media Inc., 90 Park Avenue, 9th Floor, New York, New York 10016 on or after November 22, 2025, but not later than 5:00 p.m. Eastern Time on December 22, 2025. In the event that the date of the Annual Meeting of Stockholders to be held in 2026 is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, such notice by the stockholder must be so delivered not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on later of the 120th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such annual meeting is first made.

Director nominations will be considered only if in compliance with the requirements set forth in the Bylaws, the charter of the Nominating and Governance Committee and the Company’s Corporate Governance Guidelines. See the section entitled “Directors, Executive Officers and Corporate Governance—Board of Directors—Director Nominations Process.” In addition to satisfying the foregoing requirements, to comply with the universal proxy rules under the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.

OTHER MATTERS

As of the date of this proxy statement, the Board does not know of any other matters which are likely to be brought before the Annual Meeting. The proxy card grants to the persons named in the proxy card, or any validly substituted person, the power to vote in his or her discretion on any other matter properly raised at the Annual Meeting.

By Order of the Board of Directors,

LOUIS J. CAPOCASALE
Corporate Secretary
April 21, 2025

We make available, free of charge, on our website all of our filings that are made electronically with the SEC, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. To access these filings, go to the Investor Relations section of our website, at www.outfront.com. Copies of our Annual Report on Form 10-K for the year ended December 31, 2024, including the related financial statements and schedules, filed with the SEC, are also available without charge to stockholders upon written request addressed to the Company’s Corporate Secretary, Louis J. Capocasale, at OUTFRONT Media Inc., 90 Park Avenue, 9th Floor, New York, New York 10016. We may impose a reasonable fee for expenses associated with providing copies of separate exhibits to any SEC report when such exhibits are requested.

OUTFRONT MEDIA INC.
C/O EQ SHAREOWNER SERVICES
1110 CENTRE POINT CURVE
SUITE 101
MENDOTA HEIGHTS, MN 55120-4100

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/OUT2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V73624-P25748 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

OUTFRONT MEDIA INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Director Nominees

Nominees:	For	Against	Abstain
1a. Nicolas Brien	☐	☐	☐
1b. Angela Courtin	☐	☐	☐
1c. Manuel A. Diaz	☐	☐	☐
1d. Michael J. Dominguez	☐	☐	☐
1e. Peter Mathes	☐	☐	☐
1f. Susan M. Tolson	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.	For	Against	Abstain
2. Ratification of the appointment of PricewaterhouseCoopers LLP to serve as OUTFRONT Media Inc.'s independent registered public accounting firm for fiscal year 2025.	☐	☐	☐
3. Approval, on a non-binding advisory basis, of the compensation of OUTFRONT Media Inc.'s named executive officers, as disclosed in the Proxy Statement.	☐	☐	☐

This proxy is solicited on behalf of the Board of Directors of OUTFRONT Media Inc. The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted "FOR" the election of each of the nominees named in proposal 1 for director and "FOR" proposals 2 and 3. If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion.

Please sign exactly as your name(s) appear(s) hereon and date. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

V73625-P25748

OUTFRONT MEDIA INC.
Annual Meeting of Stockholders
June 3, 2025, 10:00 AM, EDT
This proxy is solicited by the Board of Directors

The undersigned stockholder(s) of OUTFRONT Media Inc., a Maryland corporation, hereby appoint(s) Nicolas Brien and Louis J. Capocasale, or either of them, as proxies for the undersigned with the full power of substitution in each of them, and hereby authorize(s) them to attend the Annual Meeting of Stockholders to be held at 10:00 AM, EDT on June 3, 2025, via live webcast at www.virtualshareholdermeeting.com/OUT2025, and any postponement or adjournment thereof, to cast on behalf of the undersigned all votes that the undersigned is/are entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledge(s) receipt of the Annual Report to Stockholders, the Notice of the Annual Meeting of Stockholders and the accompanying Proxy Statement, each of which are incorporated herein by reference, and hereby revoke(s) any proxy heretofore given with respect to the Annual Meeting of Stockholders.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF EACH OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR DIRECTOR AND "FOR" PROPOSALS 2 AND 3. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING, THE PERSONS NAMED IN THIS PROXY WILL VOTE IN THEIR DISCRETION.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Continued and to be signed on reverse side